Exhibit 3.3

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ZENO PHARMA, LLC

Dated as of September 6, 2019

LIMITED LIABILITY COMPANY INTERESTS IN ZENO PHARMA, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE NOT OTHERWISE BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR ANY OTHER JURISDICTION. THE INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND CANNOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF AT ANY TIME EXCEPT IN COMPLIANCE WITH (i) THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ZENO PHARMA, LLC, AND (ii) APPLICABLE FEDERAL, STATE AND OTHER SECURITIES LAWS. THEREFORE, PURCHASERS OF THE INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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Exhibit A	Definitions
Exhibit B	“Bad Actor” Representations

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ZENO PHARMA, LLC

This Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, a Delaware limited liability company (the “Company”), is dated as of September 6, 2019 (the “Effective Date”), by and among the Company, each Person listed in the books and records of the Company and signatory hereto as of the Effective Date, as Members, and each Additional Member and Substitute Member from time to time admitted to the Company following the Effective Date in accordance with this Agreement, in each case for so long such party remains a Member of the Company. Unless defined elsewhere in this Agreement, capitalized terms used herein are defined in Section 1.1 hereof.

RECITALS

WHEREAS, a Certificate of Formation of the Company was executed and filed with the Office of the Delaware Secretary on November 21, 2017, thereby forming the Company as a limited liability company under and pursuant to the Act;

WHEREAS, the members of the Company as of December 21, 2017 (the “Series B Initial Closing Date”) entered into that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Prior Agreement”), dated as of the Series B Initial Closing Date;

WHEREAS, in connection with a corporate restructuring (the “Restructuring”), on the Series B Initial Closing Date, Zeno Pharmaceuticals, Inc., a Delaware corporation (“Zeno Inc.”), was acquired by the Company pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) made and entered into as of November 21, 2017 by and among the Company, Zeno Merger Sub, Inc. (“Merger Sub”) and Zeno Inc., which effected a merger of Merger Sub with and into Zeno Inc., with Zeno Inc. surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), upon the terms and subject to the conditions of the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, as of the Series B Initial Closing Date, (i) each share of Zeno Inc. Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive one (1) Class A Common Unit and (ii) each share of Zeno Inc. Series A Preferred Stock issued and outstanding immediately prior to the effective time of the Merger converted into the right to receive one (1) Series A Preferred Unit.

WHEREAS, in connection with the Restructuring, the Company sold and issued Series B Preferred Units (i) as authorized under the Prior Agreement and (ii) pursuant to that certain Series B Preferred Unit Purchase Agreement, by and among the Company and the investors listed on Exhibit A thereto (such agreement, the “Series B Purchase Agreement”);

WHEREAS, the Company desires to raise additional equity capital by issuing and selling up to $100.0 million of Series C Preferred Units to certain qualified investors;

WHEREAS, as of the Effective Date, the Company has sold and issued Series C Preferred Units (i) as authorized under this Agreement and (ii) pursuant to that certain Series C Preferred Unit Purchase Agreement, by and among the Company and the investors listed on Exhibit A thereto (such agreement, the “Series C Purchase Agreement,” and such transaction, the “Series C Financing”); and

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety as set forth in this Agreement to, among other things: (i) admit each recipient of Series C Preferred Units pursuant to the Series C Financing signatory hereto as of the Effective Date as a Member; (ii) provide for the management of the Company; (iii) set forth the rights and obligations of the Members; and (iv) continue the Company as a limited liability company in accordance with the Act.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

1.1    Definitions. Unless the context otherwise requires, the terms defined in Exhibit A attached hereto shall, for the purposes of this Agreement, have the meanings therein specified.

ARTICLE 2

CONTINUATION AND ORGANIZATION

2.1    Continuation and Name. The Company shall continue as a limited liability company under the Act for the purposes and upon the terms and conditions hereinafter set forth. The Members hereby amend and restate the Prior Agreement, which is replaced and superseded in its entirety by this Agreement. The rights and obligations of the Members and the administration and termination of the Company shall be governed by this Agreement and the Act. This Agreement shall be considered the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Act. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern. The name of the Company is Zeno Pharma, LLC. All Company business shall be conducted in the name of “Zeno Pharma, LLC” or such other names that comply with applicable law as the Board of Directors of the Company (the “Board,” and each member thereof being referred to for purposes of this Agreement as a “Director”) may select from time to time. Upon the Effective Date, (a) each Member signatory to the Prior Agreement and identified in the books and records of the Company immediately prior to the Effective Date hereby continues as a Member of the Company and (b) each other Member signatory hereto on the Effective Date and identified in the books and records of the Company is admitted to the Company as a Member.

2.2    Principal Place of Business; Other Places of Business. The principal office of the Company as of the Effective Date is located at 10835 Road to The Cure, Suite 205, San Diego, CA 92121, and may be changed to such other place within or without the State of Delaware as may be determined from time to time by the Board. The Company also maintains an office at 530 Seventh Avenue, Suite 2201, New York, NY 10018. The Company may maintain offices and places of business at such other place or places within or without the State of Delaware as may be determined from time to time by the Board.

2.3    Registered Office and Registered Agent. As of the Effective Date: (a) the address of the registered office of the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808; and (b) the Company’s registered agent for service of process at such address is Corporation Service Company. The Company may change its registered agent or registered office to any other place or places in the State of Delaware as may be determined from time to time by the Board.

2.4    Term. The term of the Company commenced with the filing of the Certificate of Formation with the Office of the Delaware Secretary and shall continue until the Company is dissolved and all of its assets are liquidated in accordance with the provisions of this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until its termination pursuant to this Agreement.

2.5    No State Law Partnership. The Members intend that the Company (a) shall be taxed as a partnership for all applicable federal, state and, to the extent applicable, local income tax purposes, and (b) shall not be a partnership or joint venture for any other purpose, and that no Member or any Director shall, by virtue of this Agreement, be a partner or joint venturer of any other Member or Director. Except as otherwise specifically provided in Article 8, none of the Company, any Member or any Assignee shall make any election or take any other action inconsistent with such intent.

2.6    Ownership of Company Property. All property acquired by the Company, real or personal, tangible or intangible, shall be owned by the Company as an entity and no Member or Assignee, individually, shall have any ownership interest therein solely due to its capacity as a Member or Assignee.

ARTICLE 3

PURPOSE AND POWERS OF THE COMPANY

3.1    Purpose. The primary purpose of the Company is to acquire, own, maintain, manage and distribute interests in (a) Zeno Inc. (or any successor or parent entity thereof) and (b) any subsidiary of the Company established to (x) pursue separate development programs with separate intellectual property, (y) hold, license and/or sublicense such intellectual property or (z) employ and/or contract with one or more Persons to provide services to the Company, its Affiliates, and/or their respective subsidiaries, and, in each case, any proceeds arising therefrom. The Company may also (i) carry on any other lawful business, purpose or activity permitted to be carried on by limited liability companies under the Act as the Board determines, (ii) exercise all rights and powers granted to the Company under this Agreement and any other agreements contemplated hereby, as the same may be amended from time to time and (iii) engage in any other lawful acts or activities incidental or ancillary thereto as the Board deems necessary or advisable for which limited liability companies may be organized under the Act. The Company shall have (1) all such powers as are necessary and appropriate to carry out such purposes of the Company and (2) all rights and powers granted to the Company under this Agreement and any other agreements contemplated hereby, as the same may be amended from time to time.

3.2    Powers of the Company. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 3.1.

3.3    UBTI. The Company shall, and shall cause its direct Subsidiaries to, use commercially reasonable efforts to operate in a manner that will not cause any Member (or any of such Member’s direct or indirect owners) subject to Section 511 of the Code, to recognize any unrelated business taxable income under Section 512 of the Code or unrelated debt-financed income under Section 514 of the Code. The Company shall not directly invest in, or directly own, any other entity that is transparent for U.S. federal income tax purposes unless such entity is subject to similar restrictions regarding unrelated business taxable income and unrelated debt-financed income. The covenants set forth in the foregoing provisions of this Section 3.3 with respect to Sections 511 and 512 of the Code will be deemed satisfied in respect of each direct or indirect asset of the Company that is held by the Company indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Subject to the other provisions of this Section 3.3, in the event the Company determines that it will cause any Member (or any of such Member’s direct or indirect owners) subject to Section 511 of the Code, to recognize any unrelated business taxable income under Section 512 of the Code or unrelated debt-financed income under Section 514 of the Code, the Company will notify Members within ten (10) Business Days.

3.4    ECI. The Company shall, and shall cause its Subsidiaries to, use best efforts to conduct their respective affairs so that the Company’s Members (or any direct or indirect owners of such Members) will not be treated as engaged in a U.S. trade or business, and will not recognize income that is, or is treated as, effectively connected with the conduct of a U.S. trade or business for purposes of Sections 864, 881, 882, 884, 897 or 1446 of the Code solely as a result of the activities and/or investments of the Company and/or its Subsidiaries. In furtherance thereof, the Company shall, and shall cause its Subsidiaries to, use best efforts not to:

(a)    acquire or own an interest or option to acquire an equity interest in any partnership, limited liability company, trust or other entity which is not treated as a corporation for United States tax purposes, other than an interest solely as a creditor, unless (A) the Company determines, after consultation with its tax advisors, that such proposed acquisition (and in the case of an acquisition of an option to acquire an equity interest, the acquisition of such equity interest upon exercise of the option) shall not cause its Members (or any of such Member’s direct or indirect owners) to be treated as engaged in a U.S. trade or business within the meaning of the Code Sections specified above in this Section 3.4 and (B) such entity agrees to be bound contractually by restrictions substantially similar to those set forth in this paragraph; provided that the covenants set forth in the foregoing provisions of this Section 3.4 will be deemed satisfied in respect of each direct or indirect assets of the Company that is held by the Company indirectly through one or more entities treated as corporations for U.S. federal income tax purposes; provided further that such corporation(s) are not and have not been within the five years immediately preceding such acquisition United States real property holding corporations as defined in Section 897(c)(2) of the Code and the Company does not currently own an interest in any entity that is not classified as a corporation for United States tax purposes; or

(b)    engage in or hold itself out as engaging in the performance of services for compensation or otherwise carry on a United States trade or business within the meaning of the Code Sections specified in Section 3.4.

The provisions of this Section 3.4 (other than the immediately following sentence) may be waived in whole or in part by written consent of each 10% Member, Surveyor, Redmile and Viking. Subject to the other provisions of this Section 3.4, in the event the Company determines that it will cause any Member (or any direct or indirect owners of such Members) to be treated as engaged in a U.S. trade or business and/or to recognize income that is, or is treated as, effectively connected with the conduct of a U.S. trade or business for purposes of Sections 864, 881, 882, 884, 897 or 1446 of the Code as a result of the activities and/or investments of the Company and/or its Subsidiaries, the Company will notify Members by the earlier of (x) five (5) Business Days prior to the end of the calendar month in which the Company determines that it will cause any Member to recognize such income; provided that such notice shall not be required before the date that is the fifth (5th) Business Day following such determination; and (y) the tenth (10th) Business Day following such determination.

3.5    PFIC.

(a)    The Company shall use commercially reasonable efforts to avoid any of its direct Subsidiaries being a “passive foreign investment company” as defined in Section 1297 of the Code (a “PFIC”); provided, however, that the Company shall be permitted to form and own non-U.S. entities that are holding companies for intellectual property.

(b)    The Company shall make due inquiry with its U.S. tax advisors at least annually, and in any event no later than 30 days following the end of the Company’s taxable year, regarding the status of its Subsidiaries as PFICs and if any Subsidiaries become a PFIC, or if there is a likelihood of Subsidiaries being a PFIC for any taxable year, the Company shall promptly notify each Member of such status or risk, as the case may be.

(c)    If any Subsidiary is a PFIC for a particular tax year, the Company shall (x) make a “qualified electing fund” election as defined in Section 1295 of the Code (a “QEF Election”) with respect to such Subsidiary, (y) use commercially reasonable efforts to avoid incurring income with respect to such Subsidiary that would be includible in income of the Company or any Member (or any direct or indirect owners of such Members) under Section 1293 of the Code and (z) provide any Member the reasonably necessary information as reasonably requested in writing by such Member to accurately prepare its U.S. tax returns and comply with any other reporting requirements, including, without limitation, information necessary with respect to such QEF Election and any related “PFIC Annual Information Statement” as described under Treasury Regulations Section 1.1295-1(g), in each case, to the extent the provision of such information does not unduly burden the Company or any Affiliate thereof.

3.6    CFC. The Company shall, and shall cause its direct Subsidiaries to, use commercially reasonable efforts to avoid generating any income of a character that would be includible in the gross income of any Member (or any direct or indirect owners of such Members) under Section 951 or Section 951A of the Code; provided, however, that the Company may form and own non-U.S. entities if (x) they are not treated as corporations for United States tax purposes, (y) they are not owned directly by the Company, but rather by a subsidiary of the Company which is both a corporation and a United States person for United States tax purposes, or (z) their formation and ownership is approved by holders of a majority of the outstanding Preferred Units, voting together as a separate class (which holders must include Viking and Matrix). Not later than 30 days following the end of the Company’s taxable year, the Company shall provide, upon the written request of any Member holding Units representing 10% or more of the aggregate then-outstanding Units (assuming conversion into Class A Common Units for all Preferred Units (and for any other Units convertible into Class A Common Units outstanding)) (a “10% Member”), such 10% Member with the Company’s capitalization table as of the end of such taxable year. The Company shall provide, upon the request of a 10% Member, such 10% Member with access to other Company information as may be required to determine such 10% Member’s status as “United States shareholder” of a “controlled foreign corporation” and to determine whether such 10% Member (or any direct or indirect owners of such 10% Member) is required to include any amount of the Company’s or its Subsidiaries’ undistributed earnings in its gross income for U.S. federal income tax purposes. In order to achieve the purposes of this Section 3.6, the Company shall consider in good faith relying on any proposed regulation upon which reliance is permitted, effect shall be given to Treasury Regulation 1.951A-1(e) (“Treatment of Domestic Partnerships”), and the Company shall consider in good faith making an election for application of the high tax exception pursuant to proposed Treasury Regulation 1.951A-2(c)(6) if and when such proposed regulation is made final with a view to minimizing gross income inclusions to the Company’s Members that qualify as “United States shareholder” as defined in Section 951 of the Code.

3.7    Political Contributions. The Company shall, so long as Mayo Clinic (“Mayo”) is a Member, refrain from (a) carrying on propaganda, or otherwise attempting to influence any legislation and (b) participating in, or intervening in (including the publishing or distributing of statements), any political campaign on behalf of (or in opposition to) any candidate for public office, unless specific permission is sought from and granted by Mayo.

3.8    Reports. Following the end of each Fiscal Year, on or before March 15th, the Company shall provide to Members an annual IRS Schedule K-1 (or any estimated equivalent form) for such Fiscal Year in sufficient detail to enable the Members and their respective direct or indirect owners to prepare and file their U.S. federal, state and/or local tax returns, as applicable.

ARTICLE 4

UNITS, CAPITAL CONTRIBUTIONS, NATURE OF INTERESTS AND

ESTABLISHMENT OF CAPITAL ACCOUNTS

4.1    Units.

(a)    Authorized and Issued Units. There are hereby established and authorized for issuance the following Membership Interests:

(i)    1,579,309 Series A Preferred Units, of which as of the Effective Date 1,579,309 are issued and outstanding;

(ii)    3,523,739 Series B Preferred Units, of which as of the Effective Date 3,523,739 are issued and outstanding;

(iii)    5,714,300 Series C Preferred Units, of which as of the Effective Date (after giving effect to the transactions contemplated by the Series C Purchase Agreement that were consummated on the Effective Date) 4,847,106 are issued and outstanding;

(iv)    20,000,000 Class A Common Units, of which as of the Effective Date 5,601,478 are issued and outstanding (including 19,144 Class A Common Units that are Unvested Units as of the Effective Date and were issued in respect of Common Stock of Zeno Inc. awards under the Zeno Inc. 2014 Equity Incentive Plan) and 10,817,348 are reserved for conversion of the Preferred Units;

(v)    3,458,522 Class B Common Units, of which as of the Effective Date 1,669,561 are issued and outstanding; provided that upon the repurchase or forfeiture pursuant to an applicable Award Agreement (as defined below) of any Class A Common Units that were Unvested Units as of the Effective Date and were issued in respect of Common Stock of Zeno Inc. awards under the Zeno Inc. 2014 Equity Incentive Plan and immediately prior to such repurchase or forfeiture, such number of authorized Class B Common Units shall automatically be increased by a number equal to the number of such Class A Common Units so repurchased or forfeited, as applicable. The books and records of the Company shall be updated to reflect any changes to the number of authorized Units.

The name, address and amount and type of Units of each Member and Assignee shall be as set forth in the books and records of the Company. With respect to Class B Common Units, the books and records of the Company shall set forth the date of each issuance of such Class B Common Units and for each date of issuance the number of Class B Common Units issued, the applicable vesting schedule and the applicable Threshold Amount. With respect to Class A Common Units that are Unvested Units as of the date of issuance thereof, the books and records of the Company shall set forth the date of each issuance of such Class A Common Units and for each date of issuance the number of Class A Common Units issued and the applicable vesting schedule. No Units or other interests purporting to confer Membership Interests shall be issued unless they have been authorized for issuance by the Company under the terms of this Agreement. The number of authorized Units of any one or more classes of Units set forth above available for issuance may be increased from time to time upon and with the approval of the Board, Preferred Super Approval and such other Member approvals as may be required by Sections 6.4(c), Section 6.4(d), Section 6.4(e) and Section 6.4(f), as applicable, and, with respect to the Class B Common Units, as set forth in any applicable Class B Common Unit Plan.

(b)    Class A Common Units Subject to Vesting; Class B Common Units.

(i)    The Company is authorized to issue from time to time Class B Common Units to any Person pursuant to the terms of this Section 4.1(b), provided that the total number of Class B Common Units issued at any point in time does not exceed the then authorized number of Class B Common Units set forth herein and in any applicable Class B Common Unit Plan.

(ii)    The terms of any Class B Common Unit Plan and any award agreement for the grant of Class A Common Units or Class B Common Units (an “Award Agreement”) shall supplement but not supersede the terms of this Agreement. In the event any Class A Common Units or Class B Common Units are repurchased or forfeited pursuant to the terms and conditions specified in any applicable Class B Common Unit Plan (in the case of Class B Common Units), any applicable Award Agreement or in this Agreement, an equivalent number of Class B Common Units, as applicable, may be issued by the Company on terms and conditions as the Board deems appropriate in accordance with any applicable Class B Common Unit Plan (in the case of Class B Common Units), any applicable Award Agreement and this Agreement.

(iii)    The Class B Common Units and the rights and privileges associated with the Class B Common Units, collectively, are intended to qualify as “profits interests” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191. As such, (A) none of the Persons issued Class B Common Units shall make Capital Contributions on the date of grant in connection with the acquisition of such Class B Common Units, (B) all Class B Common Units shall be issued with an applicable “Threshold Amount” set at an amount equal to the amount that would need to be distributed, in the aggregate, with respect to each Class A Common Unit and each Preferred Unit outstanding on the date of the issuance of such Class B Common Unit so as to qualify such Class B Common Units as “profits interests” (as determined by the Board in good faith), and (C) the Company shall treat such Persons as holding “profits interests” for all purposes of this Agreement. In furtherance of the foregoing, unless otherwise determined by the Board, no distributions shall be made with respect to a Class B Common Unit that would cause the holder of such Class B Common Unit to have a deficit balance in its Adjusted Capital Account to the extent attributable to such Class B Common Unit. In the event that the U.S. Internal Revenue Service issues any additional guidance concerning the taxation of the Class B Common Units after the execution of this Agreement, the Board is hereby authorized to take any action required by such guidance, including the filing of tax elections thereunder and the adoption of additional provisions to this Agreement that are binding on the Company, the Members and Assignees under the Act, to achieve the same tax treatment for the Class B Common Units as is applicable on the date of execution of this Agreement. For the avoidance of doubt, none of the Company, the Board nor any Member of the Company is providing any covenant or guarantee that the characterization of the Class B Common Units as a “profits interest” as described in this Section 4.1(b) shall be accepted by any government authority or a court of law.

(iv)    Class A Common Units or Class B Common Units may be subject to vesting as determined by the Board and set forth in an applicable Class B Common Unit Plan (with respect to Class B Common Units) or in an applicable Award Agreement.

(v)    Every Person receiving Class B Common Units shall timely make an election under Section 83(b) of the Code with respect to any Class B Common Units received by such Person upon their issuance, in a manner prescribed by the Company, provided that the fair market value of such Class B Common Units for purposes of such election shall be reported as zero.

(vi)    Allocations of Profit or Loss pursuant to Section 5.1 shall be made with respect to any Class A Common Units that are Unvested Units or any Class B Common Units that are Unvested Units the same as if they were vested. Notwithstanding anything to the contrary in this Agreement (including Section 5.3), but subject to Section 5.4, any distributions pursuant to Section 5.3 hereof with respect to any Class A Common Units that are Unvested Units or Class B Common Units that are Unvested Units shall be held by the Company in a segregated account until such Units vest, at which time any such retained distributions shall be released to the holder of such then Vested Units at the end of the next fiscal quarter following vesting. Solely for purposes of the allocation provisions of Section 5.1 and determining the amount of Profits and Losses to be allocated with respect to an Unvested Unit, each Member holding an Unvested Unit will be treated as being entitled to receive the amount deposited into the segregated account with respect to such Unvested Unit. Any retained distributions pursuant to the foregoing sentence that relate to Class A Common Units that are Unvested Units or Class B Common Units that are Unvested Units, in each case, that are forfeited or fail to vest for whatever reason (or amounts that are otherwise not distributable to a Member pursuant to an applicable Award Agreement) shall be distributed by the Company to the other holders of Units that would have received such distributions in accordance with Section 5.3(a) had such Class A Common Units and/or Class B Common Units never been issued. The terms of any repurchase option or forfeiture with respect to Unvested Units shall be determined by the Board and set forth in the applicable Vesting Agreement.

(c)    Increase of Authorized Common Units. Each Member agrees that the Company shall take all necessary actions to increase the number of authorized Common Units from time to time to ensure that there will be sufficient Common Units reserved and available for conversion of all of the Preferred Units outstanding at any given time.

(d)    Units Uncertificated; Legend. Unless and until the Board shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Company. If at any time the Board shall determine to certificate Units (at the request of a holder of such Units or otherwise), such certificates shall be in the form approved by the Board from time to time and shall contain such legends as may be required pursuant to the Governing Documents, and the Preferred Unit Purchase Agreements and any additional legends as the Board shall reasonably determine are necessary and recorded in the books and records of the Company. The Board may determine the conditions upon which a new Unit certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give a bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar agent, if any, against any and all losses and claims that may arise as a result of the issuance of a new certificate in place of the one so lost, stolen or destroyed. Each Member agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Units represented by certificates bearing the legend(s) as determined by the Board in accordance with this Section 4.1(d) to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The Company shall supply, free of charge, a copy of this Agreement and the other referenced agreements (as applicable) to any holder of a certificate evidencing Units upon written request from such holder to the Company at its principal office. The failure to cause the certificates evidencing the Units to bear the legend(s) as determined by the Board in accordance with this Section 4.1(d) and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided herein shall not affect the validity or enforcement of this Agreement.

4.2    Capital Contributions.

(a)    Pursuant to the Merger Agreement, each holder of Series A Preferred Units and/or Common Units as of the Series B Initial Closing Date received such Units in exchange for certain consideration as described in the Merger Agreement and are deemed to have made Capital Contributions on the Series B Initial Closing Date in the respective amount reflected in the books and records of the Company. The Members hereby approve all such issuances and such deemed Capital Contributions related thereto.

(b)    Pursuant to the Series B Purchase Agreement, the holders of Series B Preferred Units prior to the Effective Date, collectively, purchased 3,523,739 Series B Preferred Units from the Company in accordance with the terms of the Series B Purchase Agreement.

(c)    Pursuant to the Series C Purchase Agreement, the holders of Series C Preferred Units as of the Effective Date, collectively, have purchased 4,847,106 Series C Preferred Units from the Company in accordance with the terms of the Series C Purchase Agreement. Additional Series C Preferred Units may be issued on one more dates following the Effective Date, in each case, in accordance with the terms of the Series C Purchase Agreement.

(d)    Other than as set forth in this Section 4.2, no Member or Assignee shall be permitted or required to make any additional Capital Contribution to the Company, unless otherwise mutually agreed to by the Company and such Member or Assignee.

4.3    Nature Of Interests. The Units shall for all purposes be personal property. No Member or Assignee has any interest in specific Company property. Each Member hereby waives any and all rights such Person may have to initiate or maintain any suit or action for partition of the Company’s assets.

4.4    Capital Accounts. An individual Capital Account shall be established and maintained for each Member and Assignee in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member’s and Assignee’s Capital Account shall be increased by (i) the amount of money contributed (or deemed contributed) by such Member or Assignee to the Company, (ii) the Gross Asset Value of property contributed (or deemed contributed) by such Member or Assignee to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and

(iii) allocations to such Member or Assignee of Profits (and any items in the nature of income or gain separately allocated to such Member or Assignee). Each Member’s or Assignee’s Capital Account shall be decreased by (x) the amount of money distributed to such Member or Assignee by the Company, (y) the Gross Asset Value of property distributed to such Member or Assignee by the Company (net of liabilities secured by the distributed property that the Member or Assignee is considered to assume or take subject to under Section 752 of the Code), and (z) allocations to such Member or Assignee of Losses (and any items in the nature of losses or deductions separately allocated to such Member or Assignee). The Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4). On the transfer of all or a portion of a Member’s or Assignee’s Units, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member or Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(1).

4.5    Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

4.6    No Withdrawal. No Member or Assignee shall be entitled to resign from the Company or withdraw all or any portion of such Member’s or Assignee’s Capital Contributions or the balance of such Member’s or Assignee’s Capital Account, or to receive any distribution from the Company, except as expressly provided herein.

4.7    Loans From Members. To the extent the Board unanimously determines necessary or advisable for the business of the Company, one or more Members may, but shall not be obligated to, make loans or otherwise lend funds to, act as surety or endorser for, assume one or more specific obligations of, provide collateral for, or enter into other credit, guarantee, financing or refinancing arrangements with or for the benefit of, the Company. Any loans by Members to the Company shall not be considered Capital Contributions. If any Member advances funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member unless (a) otherwise agreed by the Company and such Member and (b) any other consent (if any) required under Section 6.4(c), Section 6.4(d), Section 6.4(e) and/or Section 6.4(f) is provided. The amount of any such advances that are not agreed to be additional Capital Contributions shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

ARTICLE 5

ALLOCATIONS AND DISTRIBUTIONS

5.1    Allocations of Profit and Loss. Except as otherwise provided in this Article 5, Profits and Losses for each Fiscal Period shall be allocated to the Members as set forth below in this Section:

(a)    Subject to Section 5.1(b), Section 5.1(c) and Section 5.1(d), Profits or Losses for each Fiscal Period, after taking into account all distributions made in such Fiscal Period, shall be allocated to the Members in amounts that would result, to the greatest extent possible, in Adjusted Capital Account balances for each Member being equal to the amount required to be distributed pursuant to Section 5.3(c)(iii) to such Member as a result of a Deemed Liquidation Event in accordance with the priority and manner provided therein on a hypothetical liquidation of the Company. In determining the amounts distributable to the Members under Section 5.3(c)(iii) upon a hypothetical liquidation, it shall be presumed that (i) all of the Company’s remaining assets are sold at their respective Gross Asset Value, (ii) all Company liabilities are satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the asset securing such liability), and (iii) the proceeds of such hypothetical sale are applied and distributed in accordance with Section 5.3(c)(iii) hereof.

(b)    The Losses allocated in accordance with Section 5.1(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Period. All Losses in excess of such limitation shall be allocated to the Members who would not have an Adjusted Capital Account Deficit as a result of such allocation (pro rata in proportion to the excess of each such Member’s Capital Account balance over the amount of such allocations that would cause such Member to have an Adjusted Capital Account Deficit). Once all of the Members have been allocated enough Losses that the allocation of any additional Losses would either create or increase an Adjusted Capital Account Deficit for all of the Members, any additional Losses shall be allocated among the Members owning Units on a Per Unit Pro Rata Basis.

(c)    Special Allocations.

(i)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (d)(5) or (d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.1(c)(i) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.1(c)(i) were not a term of this Agreement. This Section 5.1(c)(i) is intended to constitute a “qualified income offset” provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(ii)    Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Period which is in excess of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.1(c)(ii) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 5.1(c) have been tentatively made as if this Section 5.1(c)(ii) and Section 5.1(c)(i) hereof were not in the Agreement.

(iii)    Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 5.1(c)(iii) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(iv)    Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 5.1(c)(iv) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(v)    Certain Additional Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vi)    Nonrecourse Deductions. The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members on a Per Unit Pro Rata Basis.

(vii)    Member Nonrecourse Deductions. The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(viii)    Curative Allocations. The allocations set forth in Section 5.1(b) and Sections 5.1(c)(i) through 5.1(c)(vii) hereof (collectively, the “Regulatory Allocations”) are intended to comply with requirements of the Treasury Regulations. It is the intent of the parties hereto that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.1(c)(viii). Therefore, notwithstanding any other provision of Article 5 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account such Member would have had if the Regulatory Allocations were not terms of this Agreement and all Company items were allocated pursuant to Section 5.1.

(ix)    Allocations of Withholding. To the extent the Company receives (or is deemed to receive) an amount of income that is net of any withholding tax, (A) such income shall be allocated among the Members as if the Company received the gross amount of such income before giving effect to the payment of the withholding tax and (B) any resulting tax credit shall be allocated among the Members in proportion to such Member’s allocated share of income or withholding amount (including income allocated pursuant to Section 704(c) of the Code) to which the credit or withholding amount relates.

(d)    Special Allocation to Initial Class B Common Units. In the event that Liquidating Gains are allocated under this Section 5.1(d), Profits allocable under Section 5.1(a) and any Losses allocable under Section 5.1(a) shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 5.1(c) hereof, and notwithstanding the provisions of Section 5.1(a) above, any Liquidating Gains that would otherwise have been allocated to the Class A Common Units shall first be allocated to the holders of Initial Class B Common Units (on a per unit basis) until the Economic Capital Account Balances of such holders, to the extent attributable to each such holder’s ownership of an Initial Class B Common Unit, are equal to an amount equal to (i) the Common Unit Economic Balance, less (ii) the Original Exercise Price of such Initial Class B Common Unit. Any such allocations shall be made among the holders of Initial Class B Common Units in proportion to the amounts required to be allocated to each under this Section 5.1(d). The parties agree that the intent of this Section 5.1(d) is to make the Capital Account balances of the holders of Initial Class B Common Units economically equivalent to the Capital Account balance of the Class A Common Units (on a per Unit basis), but only to the extent that, at the time any Liquidating Gains is to be allocated, the Company has recognized cumulative Profits with respect to its assets since the issuance of the Initial Class B Common Units, as applicable. Notwithstanding the foregoing, Liquidating Gains shall only be allocated to Initial Class B Common Units to the extent that, since the date of issuance of such Initial Class B Common Units, such Initial Class B Common Units when aggregated with other Liquidating Gains realized since the date of issuance of such Initial Class B Common Units exceeds Liquidating Losses realized since the date of issuance of such Initial Class B Common Units. The Threshold Amount with respect to each Initial Class B Common Unit shall be reduced on a dollar-for-dollar basis by the aggregate amount of any allocation of Profit to the holders of such Initial Class B Common Units in respect of such Initial Class B Common Units pursuant to this Section 5.1(d), and the books and records of the Company shall be updated to reflect the same.

5.2    Tax Allocations.

(a)    Generally. Except as otherwise provided in this Section 5.2, taxable income and loss and all items thereof shall be allocated to the Members to the greatest extent practicable in a manner consistent with the manner set forth in Section 5.1 and Sections 704(b) and 704(c) of the Code. Allocations pursuant to this Section 5.2 are solely for federal income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits and Losses, other items or distributions pursuant to any provision of this Agreement.

(b)    Section 704(c) of the Code. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(c)    Adjustments under Section 704(c) of the Code. In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) of the definition of “Gross Asset Value” in Exhibit A, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted tax basis of such asset and its Gross Asset Value in the same manner as, but not necessarily under the same convention(s) or method(s) specifically used by the Company for its allocations made or to be made, under Section 704(c) of the Code and Treasury Regulations thereunder.

(d)    Decisions Relating to Section 704(c) of the Code. Any elections or other decisions relating to allocations under this Section 5.2, including the selection of any allocation method permitted under Treasury Regulation Section 1.704-3, shall be made by the Board. The Board is hereby authorized to amend this Agreement as necessary to implement the method selected under Treasury Regulation Section 1.704-3.

(e)    Changes in Members’ Interests. If during any Fiscal Period or other accounting period of the Company there is a change in any Member’s interest in the Company, the Board shall allocate Profits or Losses to the Members in the Company in a manner that complies with the provisions of Section 706 of the Code. For purposes of making such allocations, the Board is hereby authorized to select any method, convention or extraordinary item permitted under Regulations Section 1.706-4 as the Board determines necessary or appropriate, which selection shall be set forth in a dated, written statement maintained with the Company’s books and records. The Members hereby agree that any such selection by the Board is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f).

5.3    Distributions. Subject to the provisions of Section 5.4, the Company shall make distributions, if any, to the Members as follows:

(a)    Distributions. Subject to the provisions of Section 5.3(c), any distributions that the Company may make to the Members shall be made at such times and in such amounts as the Board in its sole discretion may determine, and when made, shall be made in the following order of priority:

(i)    Series C Preferred Units Preference. First, (x) 70% to the holders of Series C Preferred Units, on a pro rata basis in respect of each such Preferred Unit, (y) 15% to the holders of Series A Preferred Units and Series B Preferred Units, on a pro rata basis in respect of each such Preferred Unit in proportion to the relative Preference Amount of each such Preferred Unit (i.e., not pro-rated based on number of Units) and (z) 15% to the holders of Class A Common Units and Class B Common Units equally on a Per Unit Pro Rata Basis, until the Company has distributed, in respect of each Series C Preferred Unit, an aggregate amount through the date of such distribution equal to the Series C Preference Amount.

(ii)    Series A and Series B Preferred Units Preference. Second, (x) 85% to the holders of Series A Preferred Units and Series B Preferred Units, on a pro rata basis in respect of each such Preferred Unit in proportion to the relative Preference Amount of each such Preferred Unit (i.e., not pro-rated based on number of Units) and (y) 15% to the holders of Class A Common Units and Class B Common Units equally on a Per Unit Pro Rata Basis, until the Company has distributed pursuant to Section 5.3(a)(i) and this Section 5.3(a)(ii): (aa) in respect of each Series A Preferred Unit, an aggregate amount through the date of such distribution equal to the Series A Preference Amount; and (bb) in respect of each Series B Preferred Unit, an aggregate amount through the date of such distribution equal to the Series B Preference Amount.

(iii)    Preferred Units Initial Catch-Up. Third, (x) 85% to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units equally on a Per Unit Pro Rata Basis and (y) 15% to the holders of Class A Common Units and Class B Common Units equally on a Per Unit Pro Rata Basis, until the aggregate amount distributed with respect to each Preferred Unit, calculated on an as converted to Common Unit basis, pursuant to this Section 5.3(a)(iii) is equal to the aggregate amount distributed per Measurement Class A Common Unit pursuant to Section 5.3(a)(i), Section 5.3(a)(ii) and this Section 5.3(a)(iii).

(iv)    Pro Rata All Units. Thereafter, any remaining amount, to the holders of Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Class A Common Units, and Class B Common Units, on a Per Unit Pro Rata Basis;

provided that, in respect of any distributions pursuant to Section 5.3(a)(i), Section 5.3(a)(ii), Section 5.3(a)(iii) and Section 5.3(a)(iv), any amounts not distributed to holders of Class B Common Units due to application of the applicable Threshold Amount as described in Section 5.3(a)(v) shall instead be distributed to the other holders of Units that would have received such distributions in accordance with Section 5.3(a) had such Class B Common Units never been issued.

(v)    Threshold Amounts for Class B Common Units. Notwithstanding anything to the contrary in this Agreement, with respect to all Class B Common Units having a Threshold Amount, no distributions will be paid with respect to such Class B Common Units under this Section 5.3(a) or Section 5.3(c) until the aggregate amount of all distributions under this Section 5.3(a), Section 5.3(c)(iii) and Section 5.4 from and after the date of issuance of such Class B Common Units exceed the applicable Threshold Amount associated with such Class B Common Units (i.e., Class B Common Units that were issued with different Threshold Amounts shall commence their pro rata participation under this Section 5.3(a) or Section 5.3(c)(iii) only once the aggregate amount of all distributions under this Section 5.3(a), Section 5.3(c)(iii) or Section 5.4 equals the applicable Threshold Amount with respect to such Class B Common Units). In the event the Threshold Amount in respect of an Initial Class B Common Unit has been reduced pursuant to Section 5.1(d) or otherwise in accordance with this Agreement such that the holder of such Initial Class B Common Unit would have participated in any amount of any prior distribution(s) made pursuant to this Article 5 had such reduction in such Threshold Amount occurred on or prior to the date of such distribution(s) (such amount with respect to an Initial Class B Common Unit, the “Initial Class B Common Unit Distribution Catch-Up Amount”), then, notwithstanding anything to the contrary in this Section 5.3(a) or Section 5.3(c), any distribution that would otherwise be made to the holders of Common Units under Section 5.3(a) or Section 5.3(c) shall first be made to the holders of each such Initial Class B Common Unit on a per Unit pro rata basis until the holder of each such Initial Class B Common Unit has received pursuant to this sentence, in respect of such Initial Class B Common Unit, an aggregate amount equal to the Initial Class B Common Unit Distribution Catch-Up Amount for such Initial Class B Common Unit.

(b)    Fees and Expenses. For the avoidance of doubt, if any fees are paid, or expenses are paid or reimbursed, to a holder of Units or its Affiliates, such amounts shall not be considered distributions for any purpose under this Section 5.3 or otherwise hereunder.

(c)    Dissolution and Liquidation or Deemed Liquidation Event. In the event of the dissolution, liquidation, merger or winding up of the Company, or any Deemed Liquidation Event, the assets of the Company shall be disbursed in the following order of priority:

(i)    first, to make payment of all debts and liabilities owing to creditors and the expenses of dissolution or liquidation;

(ii)    second, to establish such reserves as may be necessary for any contingent or unforeseen liabilities or obligations of the Company, as reasonably determined by the Board; and

(iii)    thereafter, as follows:

A.    Series C Preferred Units Liquidating Preference. First, 100% to the holders of Series C Preferred Units, on a pro rata basis in respect of each such Preferred Unit, until the Company has distributed pursuant to Section 5.3(a)(i) and this Section 5.3(c)(iii), in respect of each Series C Preferred Unit, an aggregate amount through the date of such distribution equal to the Series C Preference Amount.

B.    Series A and Series B Preferred Units Liquidating Preference. Second, 100% to the holders of Series A Preferred Units and Series B Preferred Units, on a pro rata basis in respect of each such Preferred Unit in proportion to the relative Preference Amount of each such Preferred Unit (i.e., not pro-rated based on number of Units), until the Company has distributed pursuant to Section 5.3(a)(i), Section 5.3(a)(ii) and this Section 5.3(c)(iii): (x) in respect of each Series A Preferred Unit, an aggregate amount through the date of such distribution equal to the Series A Preference Amount; and (y) in respect of each Series B Preferred Unit, an aggregate amount through the date of such distribution equal to the Series B Preference Amount.

C.    Preferred Units Catch-Up. Third, 100% to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units equally on a Per Unit Pro Rata Basis until the aggregate amount distributed with respect to each Preferred Unit, calculated on an as converted to Common Units basis, pursuant to Section 5.3(a)(iii) and this Section 5.3(c)(iii)(C) is equal to the aggregate amount distributed per Measurement Class A Common Unit pursuant to Section 5.3(a)(i), Section 5.3(a)(ii) and Section 5.3(a)(iii).

D.    Pro Rata All Units. Thereafter, any remaining amount to the Members in accordance with Section 5.3(a)(iv).

The Company shall not have the power to effect a Deemed Liquidation Event unless the applicable sale agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the Members of the Company shall be allocated among the holders of Units in accordance with Section 5.3(c) hereof. Upon the occurrence of any Deemed Liquidation Event that would involve the distribution of assets other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution as determined in good faith by the Board, including at least a Preferred Director Majority. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Members for the Units is payable only upon satisfaction of contingencies (the “Additional Consideration”), the applicable merger agreement or sale agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of Units in accordance with Section 5.3(c) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Members upon satisfaction of such contingencies shall be allocated among the holders of Units in accordance with Section 5.3(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 5.3(c), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(d)    Sale of the Company. In connection with any Company Unit Sale, each Member covenants and agrees that any agreement that such Member enters into with respect to such Company Unit Sale shall allocate the aggregate purchase price paid to all Members for their Units among each Member based on the amount that each Member would receive if the aggregate economic consideration payable in such Company Unit Sale were distributed pursuant to this Section 5.3 as if a Deemed Liquidation Event.

(e)    In-Kind Distributions. If so directed by the Board, including at least a Preferred Director Majority, the Company may distribute the Company’s assets to the Members in kind to the extent such assets consist of Capital Securities of Subsidiaries or other Persons that are, in each case, a corporation, in lieu of liquidating such assets, provided that (i) to the extent such assets consist of different Capital Securities, such assets shall be distributed to the Members so that as nearly as practicable each Member receives in accordance with Section 5.3(c) such Member’s pro rata share of each different type of asset being distributed and (ii) if any assets of the Company are to be distributed in kind, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (pursuant to paragraph (iii) of the definition of “Profits” and “Losses” in Exhibit A), and such assets shall be distributed on the basis of the Gross Asset Value. The fair market value of such assets shall be that which is determined in good faith by the Board, including at least a Preferred Director Majority, and any Capital Securities to be distributed in such event shall be valued as follows:

(i)    Capital Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 5.3(e)(ii) hereof:

A.    if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) Business Days prior to the closing;

B.    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) Business Days prior to the closing; and

C.    if there is no active public market, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board, including at least a Preferred Director Majority.

(ii)    The method of valuation of Capital Securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an Affiliate or former Affiliate of the Company, if any) shall be to make an appropriate discount from the market value determined as provided in Section 5.3(e)(i), to reflect the adjusted fair market value thereof as reasonably determined in good faith by the Board, including at least a Preferred Director Majority.

(f)    Former Members. Notwithstanding any provision of the Act, except as otherwise provided in this Agreement, no Person that ceases to be a Member of the Company shall be entitled to receive the fair value of such Person’s interest in the Company prior to the dissolution and winding up of the Company.

5.4    Tax Distributions. On or before April 15th of each Fiscal Year, to the extent of any available cash, the Company shall distribute to each Member with respect to each Fiscal Year of the Company an amount of cash equal to the product of (a) the excess (if any) of the total amount of taxable income and gain of the Company over the total amount of losses, deductions (and credits, properly adjusted to equal the equivalent of a deduction) the Company allocated to the Member for such Fiscal Year for federal income tax purposes (as will be reflected on such Members’ Schedule K-1 to the Company’s IRS Form 1065) and taxable income and gain otherwise attributable to the Company and (b) the highest aggregate applicable federal and state individual or corporate marginal tax rate applicable to any Member with respect to the type of income being taxed (adjusted for the deductibility of state and local taxes) (i.e., the same rate shall be applied to each Member). Distributions pursuant to this Section 5.4 shall be made periodically during a Fiscal Year to correspond (i) with the timing of any estimated tax payments to the U.S. Internal Revenue Service (or other taxing authority) required of the Members based on the estimation of the Company’s net taxable income for the Fiscal Year and (ii) to the first due date of the income tax return of the Members (without regard to extensions) relating to such Fiscal Year. Notwithstanding the foregoing, (i) distributions payable to a Member for a Fiscal Year under this Section 5.4 shall be reduced by any distribution made to such Member under Section 5.3 with respect to such Fiscal Year such that no distributions shall be made pursuant to this Section 5.4 if distributions made with respect to a Fiscal Year under Section 5.3 exceed the distributions otherwise payable to a Member pursuant to this Section 5.4, and (ii) distributions made under this Section 5.4 to a Member shall be treated as advances against subsequent distributions otherwise payable to such Member pursuant to Section 5.3.

5.5    Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Any Imputed Underpayment shall be treated as if it were paid by the Company as a withholding tax with respect to the appropriate Members. The Board shall reasonably determine the portion of an Imputed Underpayment attributable to each Member or former Member, taking into account the economic arrangement of this Agreement and the identity and tax characteristics of the Members consistent with Section 5.7. The portion of the Imputed Underpayment that the Board attributes to a Member shall be treated as a withholding tax with respect to such Member. The portion of the Imputed Underpayment that the Board attributes to a former Member of the Company shall be treated as a withholding tax with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Board may in its discretion exercise the Company’s rights pursuant to this Section 5.5 in respect of either or both of the former Member and its transferee or assignee. Any Imputed Underpayment treated as withholding tax also shall include any Imputed Underpayment by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or agreement. The amount of any such taxes paid by or withheld from direct or indirect receipts of the Company will be allocated among the Members as determined in good faith by the Board, in accordance with applicable law. All amounts withheld pursuant to the Code or any provision of tax laws with respect to any payment or distribution to the Members from the Company shall, at the option of the Board, (a) be treated as amounts distributed to the Member or Members subject to such withholding obligation in accordance with this Agreement and, accordingly, shall be credited to each Member as if such Member had received such distribution in accordance with Section 5.3(a), or (b) constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Company that such payment must be made unless: (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Board determines in its sole discretion that such payment may be satisfied out of amounts determined by the Board to be available therefor which would, but for such payment, be distributed to the Member.

5.6    Allocations and Distributions to Assignees. For purposes of this Article 5 (other than Section 5.7), “Member” shall be understood to mean each Member and each Assignee (and/or any successor, executor, administrator, trustee or receiver, as applicable).

5.7    Tax Matters Partner.

(a)    The Board shall appoint a Member to be the “tax matters partner” of the Company (the “Tax Matters Partner”) for purposes of Section 6231(a)(7) of the Code for the year ended December 31, 2017. The Tax Matters Partner is hereby authorized to and shall perform all duties of a “tax matters partner” under the Code and shall serve as Tax Matters Partner until his, her or its resignation or until the designation of his, her or its successor, whichever occurs sooner; provided, however, that the Tax Matters Partner shall take any action, and refrain from taking any action, as directed by the Board; provided, further, that the Tax Matters Partner shall not settle any Audit (as defined below) or take any other action, or refrain from taking any action, without the consent of a 10% Member, if such settlement, action or inaction could have a disproportionate adverse effect on such 10% Member, when compared to other holders of Membership Interests.

(b)    For taxable years ending after December 31, 2017, the Board shall appoint a person to be the “partnership representative” of the Company (the “Partnership Representative”) within the meaning of Section 6223(a) of the Code (as in effect under the Budget Act). The Partnership Representative shall have sole authority to act on behalf of the Company for purposes of subchapter C of Chapter 63 of the Code and any comparable provisions of state or local income tax laws and shall serve as the Company’s “partnership representative” until his, her or its resignation or until the designation of his, her or its successor, whichever occurs sooner; provided, however, that the Partnership Representative shall take any action, and refrain from taking any action, as directed by the Board; provided, further, that the Partnership Representative shall not settle any Audit (as defined below) or take any other action, or refrain from taking any action, without the consent of a 10% Member, if such settlement, action or inaction could have a disproportionate adverse effect on such 10% Member, when compared to other holders of Membership Interests. The Partnership Representative shall keep the Members fully and timely informed by written notice of the commencement of any material tax audit, investigation, claim, controversy or other proceedings involving the Company (each an “Audit”), as well as the material developments and status of any Audit, and shall notify the Members, in writing, within ten (10) days of receiving a notice of final partnership adjustment (or equivalent under applicable laws) or a final decision of a court or U.S. Internal Revenue Service Appeals panel (or equivalent body under applicable laws). Upon the written request of a Member, the Partnership Representative and the Company shall promptly provide such Member with copies of all material correspondence between the Company or the Partnership Representative, on the one hand, and any tax authority or tribunal, on the other hand, in connection with such Audit. Notwithstanding the foregoing, the obligations of the Partnership Representative and the Company to inform the Members and provide copies of correspondence shall not extend to routine or minor events.

(c)    In the event that the Company intends to make any election under Section 6221(b) or Section 6226 of the Code (as enacted by the Budget Act), the Company and the Partnership Representative shall notify the Members in writing of such intention at least ten (10) Business Days prior to the making of any such election.

(d)    The Members agree that, upon the Partnership Representative’s request, they shall (i) provide the Partnership Representative with information regarding their individual tax returns and liabilities that may be necessary under Section 6225(c) of the Code (as enacted by the Budget Act) or other state or local rule and, (ii) in the event that failure of a Member to file amended tax returns as provided in Section 6225(c) of the Code (as enacted by the Budget Act) or the applicable state or local laws, with timely payment of any tax due, in each case, would create a material burden on the Company, then such Member shall file amended tax returns as provided in Section 6225(c) of the Code (as enacted by the Budget Act) or the applicable state or local laws, with timely payment of any tax due; provided that such Member may, upon written notice to the Company, elect to not file such amended tax returns and hereby agrees that, in any such case, such Member shall promptly, upon notice from the Company, reimburse the Company for the full amount of any imputed underpayment related thereto and all direct related costs of the Company and its Affiliates. Such obligations will continue with respect to each Member until such Member is released in writing by the Company from such obligation, even if such Member ceases to be a Member. If any Member ceases to be a Member, such Member shall keep the Company advised of its contact information until released in writing by the Company from such obligation.

ARTICLE 6

MANAGEMENT OF COMPANY

6.1    Management by Board of Directors.

(a)    Except for situations in which the approval of one or more Members is expressly required by this Agreement (including Section 6.4) or by nonwaivable provisions of applicable law, (i) the powers of the Company, including converting the Company into a corporation as contemplated by Article 8 and in accordance with Section 265 of the Delaware General Corporation Law, shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board and (ii) the Board may make all decisions and take all actions for the Company not otherwise provided in this Agreement.

(b)    There shall initially be four (4) Directors (who need not be Members) immediately upon the effectiveness of this Agreement: (i) Anthony Y. Sun, M.D.; (ii) Cam Gallagher; (iii) Karan Takhar; and (iv) David Goel (the “Initial Board”). On or following the Effective Date, in accordance with the Voting Agreement, the Initial Board shall appoint an additional director, who shall be a Series C Director under the Voting Agreement. From and after the appointment of such additional director, there shall be five (5) Directors (who need not be Members) who shall be appointed, approved, elected, replaced and/or removed in accordance with the Voting Agreement; provided that the authorized number of Directors constituting the Board may be increased or decreased from time to time in accordance with this Agreement and the Voting Agreement.

(c)    No Liability for Nomination, Appointment or Election of Directors. No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director, nor shall any Member have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement and the Voting Agreement.

(d)    Compensation of Directors. Unless otherwise restricted by this Agreement, the Board shall have the authority to fix the compensation of Directors. The Directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of Committees of the Board may be allowed like compensation for attending Committee meetings.

(e)    Chairperson of the Board of Directors. The Board may designate one of its members to serve as chairperson of the Board (the “Chairperson of the Board”), and if so, the Chairperson of the Board shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by this Agreement. The Board hereby designates Anthony Y. Sun, M.D., as the initial Chairperson of the Board as of the Effective Date.

6.2    Meetings of Board of Directors.

(a)    The Company shall call and hold meetings of the Board in accordance with this Agreement. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board and at least quarterly, unless otherwise approved by the affirmative vote of a majority of the members of the Board. Special meetings of the Board may be called by the President on forty-eight (48) hours’ notice to each Director in accordance with Section 12.8; special meetings of the Board shall be called by the Chairperson of the Board, President or the Secretary in like manner and on like notice on the written request of a majority of the Directors unless the Board consists of only one Director; in which case special meetings shall be called by the Chairperson of the Board, President or Secretary in like manner or on like notice on the written request of the sole Director.

(b)    At all meetings of the Board a majority of the then-authorized number of Directors shall be necessary and sufficient to constitute a quorum (a “Quorum”) for the transaction of business, and the vote of a majority of the Directors present at any meeting at which there is a Quorum, shall be the act of the Board, except as may be otherwise specifically provided by this Agreement; provided that, if only one Director is authorized, such sole Director shall constitute a Quorum. If a Quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a Quorum shall be present.

(c)    Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board or of any Committee may be taken without a meeting, if all then-existing members of the Board or such Committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such Committee.

(d)    Unless otherwise restricted by this Agreement, members of the Board, or any Committee, may participate in a meeting of the Board, or any such Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

6.3    Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees of the Board (each, a “Committee”), each such Committee to consist of one or more of the Directors; provided that, any Series B Director or Series C Director may elect to serve on any Committee. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such Committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company; but no such Committee shall have the power or authority in reference to amending the Certificate of Formation, amending this Agreement, adopting an agreement of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Members a dissolution of the Company or a revocation of a dissolution; and, unless the resolution designating such Committee expressly so provides, no such Committee shall have the power or authority to make any distribution pursuant to this Agreement or to authorize the issuance of any Unit(s). Each Committee shall keep regular minutes of its meetings and report the same to the Board when required by the Board.

6.4    Powers of Members; Consents of Members.

(a)    Members. Except as otherwise provided in this Agreement or the other Governing Documents or required by the Act, (i) no Member, Members, Assignee or Assignees (or other Person or Persons) other than members of the Board acting as Directors under the authority of this Agreement and persons authorized by the Board in accordance with Section 6.3 and Section 6.7 acting under the authority of the Board (and not in their respective capacities as Members, if any), shall have the power to act for or on behalf of, or to bind, the Company, and (ii) no Member or Assignee shall have the right to vote upon or consent to any matter, including any matter that would otherwise be the subject of a vote pursuant to Section 18-209 of the Act or any other provision of the Act. No Member or Assignee shall take any action in the name of or on behalf of the Company, including assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member or Assignee, shall have been expressly authorized by the Board in writing or shall be expressly and specifically authorized by this Agreement.

(b)    Member Voting. Except as otherwise expressly provided in this Agreement the other Governing Documents, any action to be taken by the Members shall be taken by the Members holding a majority of the Voting Units then outstanding, voting as a single class. Whenever the consent of Members or any group thereof is required, such consent shall be evidenced by a writing setting forth such consent and executed by the Members holding at least the number of Units necessary for such consent to be effected.

(c)    Consent of Preferred Members. For as long as any Preferred Units remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the Company’s receipt of written consent of a Preferred Majority, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    enter into or commence any Deemed Liquidation Event;

(ii)    commence any bankruptcy, liquidation, winding-up or dissolution of the Company or its Subsidiaries or any general assignment to the Company’s or its Subsidiaries’ respective creditors or any similar transaction, or consent to any of the foregoing;

(iii)    sell, lease, transfer, exclusively license or otherwise dispose of (or permit any Subsidiary to sell, lease, transfer, exclusively license or otherwise dispose of) any assets of the Company or its Subsidiaries outside of the ordinary course of business or in excess of $1,000,000 in the aggregate in any sale or transaction or series of related sales or transactions, and which are not part of an Approved Sale; provided, however, that no such Preferred Majority consent shall be required in respect of (1) transactions among any of the Company and its Subsidiaries or (2) transactions expressly contemplated by Section 12.25;

(iv)    Enter into any joint venture or partnership with any Person, or making loans to or other investments in another Person; provided, however, that no such Preferred Majority consent shall be required in respect of (1) transactions among any of the Company and its Subsidiaries or (2) transactions expressly contemplated by Section 12.25;

(v)    (A) any incurrence (or related incurrences) of indebtedness by the Company or any of its Subsidiaries or any guarantee made by the Company or any of its Subsidiaries, and (B) any amendment, modification, or extension of, or suspension of performance under any agreement documenting the foregoing, in the case of each of the foregoing clauses (A) and (B) other than the incurrence of indebtedness or any guarantee made in an aggregate principal amount for all such indebtedness and guarantees (including the principal amount of all payment and performance guarantees) not to exceed $1,000,000 on a cumulative basis, or in connection with any amendment, modification, or extension of, or suspension of performance under any agreement documenting the foregoing (it being understood that any such amendment or modification to increase the amount of such indebtedness or guarantee is subject to the foregoing $1,000,000 cumulative cap);

(vi)    consummate any public offering of the Company, the IPO Corporation or any Subsidiary, other than a Qualified IPO;

(vii)    purchase or redeem (or permit any Subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any Units or Membership Interest of the Company (including distributions in accordance with Section 5.3) other than (i) distributions in accordance with Section 5.4, (ii) dividends or other distributions payable on the

Class A Common Units and/or Class B Common Units solely in the form of additional Class A Common Units, or (iii) Class A Common Units or Class B Common Units repurchased from or forfeited by former employees, officers, consultants or directors of the Company or any Subsidiary in connection with cessation of services pursuant to Vesting Agreements at the lesser of cost and fair market value or Units purchased or redeemed as otherwise specifically provided for herein or in the ROFR/Co-Sale Agreement;

(viii)    create, or hold Capital Securities in, (or permit any Subsidiary to create, or hold Capital Securities in) any Subsidiary that is not wholly owned (either directly or through one or more other Subsidiaries) by the Company, or sell, transfer or otherwise dispose of (or permit any Subsidiary to sell, transfer or otherwise dispose of) any Capital Securities of any direct or indirect Subsidiary of the Company (other than to one or more other direct or indirect Subsidiaries);

(ix)    increase the aggregate number of Common Units authorized and/or reserved for issuance as Class B Common Units or profits interests of any type, or issue or grant any other equity incentive compensation other than pursuant to any applicable Class B Common Unit Plan and this Agreement; and

(x)    amend, alter, repeal or waive this Section 6.4(c).

(d)    Consent of Series A Preferred Units. In addition, for as long as there are any Series A Preferred Units outstanding following the Effective Date, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the approval of the Members holding a majority of Series A Preferred Units then outstanding, each voting as a separate class on an as converted to Common Units basis, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    amend, amend and restate or otherwise modify this Agreement and/or any Award Agreement in any manner that would adversely amend, alter, affect, repeal, change, or waive any of the powers, preferences, privileges or rights of the Series A Preferred Units, or the Series A Preferred Units as a class;

(ii)    create, authorize or issue, after the Effective Date, any additional Series A Preferred Units; and

(iii)    amend, alter, repeal or waive this Section 6.4(d).

(e)    Consent of Series B Preferred Units. In addition, for as long as there are any Series B Preferred Units outstanding following the first issuance of any Series B Preferred Units, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the approval of the Members holding a majority of Series B Preferred Units then outstanding, voting as a separate class on an as converted to Common Units basis, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    amend, amend and restate or otherwise modify this Agreement and/or any Award Agreement in any manner that would adversely amend, alter, affect, repeal, change, or waive any of the powers, preferences, privileges or rights of the Series B Preferred Units, or the Series B Preferred Units as a class;

(ii)    create, authorize or issue, after the Effective Date, any additional Series B Preferred Units;

(iii)    increase or decrease the authorized number of Directors constituting the Board or otherwise alter the composition of the Board, except as permitted under the Voting Agreement;

(iv)    create, authorize or issue, after the Effective Date, other than pursuant to the Series C Purchase Agreement, any other Membership Interests (of any existing or newly created class) or equity securities of any Subsidiary of the Company, in each case, senior to or pari passu with the Series B Preferred Units in respect of distributions on the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event or the payment of distributions or rights of redemption; and

(v)    amend, alter, repeal or waive this Section 6.4(e).

(f)    Consent of Series C Preferred Units. In addition, for as long as there are any Series C Preferred Units outstanding following the first issuance of any Series C Preferred Units, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Agreement) the approval of the Members holding a majority of Series C Preferred Units then outstanding, voting as a separate class on an as converted to Common Units basis, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    amend, amend and restate or otherwise modify this Agreement and/or any Award Agreement in any manner that would adversely amend, alter, affect, repeal, change, or waive any of the powers, preferences, privileges or rights of the Series C Preferred Units, or the Series C Preferred Units as a class;

(ii)    create, authorize or issue, after the Effective Date, other than pursuant to the Series C Purchase Agreement, any additional Series C Preferred Units;

(iii)    increase or decrease the authorized number of Directors constituting the Board or otherwise alter the composition of the Board, except as permitted under the Voting Agreement;

(iv)    create, authorize or issue, after the Effective Date, other than pursuant to the Series C Purchase Agreement, any other Membership Interests (of any existing or newly created class) or equity securities of any Subsidiary of the Company, in each case, senior to or pari passu with the Series C Preferred Units in respect of distributions on the liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event or the payment of distributions or rights of redemption;

(v)    enter into or commence any Deemed Liquidation Event if any Series C Preferred Unit would receive, in connection with such Deemed Liquidation Event, distributions or other amounts, together with all prior distributions from the Company to such Series C Preferred Unit, less than the Series C Preference Amount; and

(vi)    amend, alter, repeal or waive this Section 6.4(f).

(g)    In connection with the giving or withholding of any such consent pursuant to this Section 6.4, (i) no Member shall have any duty (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the other Members and (ii) each Member shall (A) be entitled to consider only such interests and factors as such Member elects (whether or not such interests conflict with the interests of the Company or any other Member) and (B) have no duty to disclose any such real, perceived or potential conflicts.

(h)    Any Member may authorize any Authorized Person(s) to act for him, her or it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. Every proxy, other than an irrevocable proxy, shall be revocable at the pleasure of the Member executing it.

6.5    Insurance. The Company shall obtain and maintain, from financially sound and reputable insurers, Directors and Officers liability insurance and term “key-person” insurance on Anthony Y. Sun, M.D., each in an amount and on terms and conditions satisfactory to the Board, including at least a Preferred Director Majority, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board, including at least a Preferred Director Majority.

6.6    Duties of Directors and Members. The Directors shall owe the same fiduciary duty to the Company, the Members and Assignees as directors of a corporation owe to such corporation and its stockholders under Delaware law. The Members and Assignees shall have no duties, fiduciary or otherwise, to the Company or any other Member or Assignee, in each case, other than to comply with the contractual covenant of good faith and fair dealing in complying with any contractual obligations applicable hereunder in accordance with Section 18-1101(e) of the Act. Other than as expressly and specifically provided herein, it is not intended that any provision or principle of the General Corporation Law of the State of Delaware (or any successor statute thereto) be incorporated into this Agreement. Without limiting the generality of the foregoing, except as expressly and specifically provided herein, the applicability of the General Corporation Law of the State of Delaware (or any successor statute thereto), or any provision thereof, is hereby disclaimed.

6.7    Officers.

(a)    Officers Generally. The Board may, from time to time, delegate to one or more individuals (each an “Officer”) such authority and duties as the Board deems advisable, and such individuals shall owe the same fiduciary duty to the Company, the Members and the Assignees as officers of a corporation owe to such corporation and its stockholders under Delaware law. In addition, the Board may assign titles to Officers and, unless the Board decides otherwise, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office. Any delegation pursuant to this Section 6.7 may be revoked at any time by the Board, in its sole and absolute discretion. The officers of Company shall include a President and a Secretary. The Company may also have at the discretion of the Board such other officers as are desired, including a Vice-Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 6.7(c). In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of Officers, the Directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless this Agreement otherwise provides.

(b)    Initial Officers. The Board hereby designates the following initial Officers as of the Effective Date:

Name	Officer Title
Anthony Y. Sun, M.D.	President and Chief Executive Officer
Cam Gallagher	Secretary

(c)    Subordinate Officers. The Board may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

(d)    Compensation of Officers. The salaries and other material compensation, including, but not limited to, equity compensation and bonuses, of all Officers of the Company shall be fixed by the Board.

(e)    Term of Office; Removal; Vacancies. The Officers shall hold office until their respective successors are chosen and qualify in their stead. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

(f)    President. The office of President of the Company is hereby established. Subject to such supervisory powers, if any, as may be given by the Board to the Chairperson of the Board, the President shall be the Chief Executive Officer of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Company. In the absence of the Chairperson of the Board, the President shall preside at all meetings of the Board. He or she shall be an ex-officio member of all Committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board or this Agreement.

(g)    Vice Presidents. The Board may establish office(s) of the Vice President(s) of the Company. In the absence or disability of the President, the Vice Presidents (if any) in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.

(h)    Secretary. The office of Secretary of the Company is hereby established. The Secretary shall attend all sessions of the Board and all meetings of the Members and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the Committees when required by the Board. He or she shall give, or cause to be given, notice of all meetings of the Members and of the Board, and shall perform such other duties as may be prescribed by the Board or this Agreement.

(i)    Assistant Secretary. The Board may establish office(s) of the Assistant Secretary(ies) of the Company. The Assistant Secretary (if any), or if there be more than one, the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(j)    Chief Financial Officer; Treasurer. The Board may establish office of the Chief Financial Officer or Treasurer of the Company. The Chief Financial Officer or Treasurer (if any) shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys, and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board. He or she shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer or Treasurer, as applicable, and of the financial condition of the Company. If required by the Board, he or she shall give the Company a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

(k)    Assistant Treasurer. The Board may establish office(s) of the Assistant Treasurer(s) of the Company. The Assistant Treasurer (if any), or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Chief Financial Officer or Treasurer, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

6.8    Reliance by Third Parties. Any Person dealing with the Company, a Director or any Officer may rely upon a certificate signed by a Director or any Officer as to:

(a)    The identity of the Directors, any Member, any Assignee or any Officer;

(b)    The existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Directors or Officers or in any other manner germane to the affairs of the Company;

(c)    The Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company; or

(d)    Any act or failure to act by the Company or as to any other matter whatsoever involving the Company, any Director, any Member, any Assignee or any Officer (in each case in relation to this Agreement or the business of the Company).

ARTICLE 7

GENERAL RESTRICTIONS ON TRANSFER; ADMISSION OF NEW MEMBERS;

RIGHT OF FIRST REFUSAL; SPECIAL REPURCHASE

7.1    General Restrictions on Transfer.

(a)     Except as otherwise provided elsewhere in this Agreement, no Member or Assignee may Transfer all or any part of the Units held by it to any Person except in compliance with the provisions of this Article 7, the Investor Rights Agreement (as applicable to any Member or Assignee subject to such agreement and to the extent such agreement is in effect at the time of the proposed Transfer), the ROFR/Co-Sale Agreement (as applicable to any Member or Assignee subject to such agreement and to the extent such agreement is in effect at the time of the proposed Transfer) and any Vesting Agreement to which such Units may be subject at the time of such proposed Transfer. Any transferee of Units transferred in compliance with such agreements must, as a condition to such Transfer, agree in writing to be bound by the terms of this Agreement in the same manner as the Member or Assignee, as applicable, from which such Person acquired the Units was bound.

(b)     The Company shall not be required to recognize any Transfer of Units until the instrument conveying such Units, in form and substance reasonably satisfactory to the Company has been delivered to the Company at its principal office for recordation on the books of the Company. The Company shall be entitled to treat the record owner of any Units as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as the instrument conveying such Units, in form and substance reasonably satisfactory to the Company, has been received and accepted by the Company and recorded on the books of the Company.

(c)     Notwithstanding anything to the contrary contained in this Agreement, no Transfer of Units by a Member shall be made without prior approval thereof by the Board if the Company is advised by its counsel that such assignment (i) may not be effected without registration under the Securities Act, (ii) would result in the violation of any applicable state securities laws, (iii) would result in a termination of the Company under Section 708 of the Code or otherwise cause material adverse tax consequences to the Company or the Members or (iv) would result in the treatment of the Company as an association taxable as a corporation, or as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

7.2    Admission of Additional Members. Subject to obtaining any Member approvals required under Section 6.4(c), Section 6.4(d), Section 6.4(e) or Section 6.4(f) as applicable, the Board may, subject to the preemptive rights set forth in the Investor Rights Agreement, authorize and cause the Company to issue additional Units, including any existing or new class or series of Units, on terms, including relative rights and preferences, to be set forth in an amendment to or an amendment and restatement of this Agreement, such amendment or amendment and restatement in a form approved by the Board and by the Members as required under Section 6.4 and Section 12.14, as the Board shall deem necessary or appropriate in connection with the authorization and issuance of such additional Units. No Person acquiring any such additional Units that is not currently a Member shall be admitted as a Member unless such Person shall execute and deliver a counterpart of this Agreement, upon which delivery such Person shall be admitted to the Company as a Member (an “Additional Member”). Notwithstanding anything to the contrary herein, Unvested Units issued as of the Effective Date may vest in accordance with the applicable Unit Agreement, and any such vesting shall not constitute issuance of a Membership Interest in the Company.

7.3    Allocations Between Assignor and Assignee. If a Member Transfers Units in accordance with this Agreement, each other Governing Document and/or any Vesting Agreement, as applicable, then the transferor and transferee shall each be entitled to distributions and allocations as hereafter provided in this Section 7.3. Unless the transferor and transferee shall agree otherwise and so provide in an instrument of assignment pursuant to which such transfer is effected that is satisfactory to the Board, in its sole discretion, and provide the Company with a copy thereof at the time of such transfer, distributions shall be made to the Person owning the Units at the date of distribution and Profits and Losses shall be allocated between the transferor and transferee by taking into account their varying interests during the period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Board.

7.4    Rights of Assignees.

(a)    Rights of Transferees. Until such time, if any, as a transferee of any permitted Transfer pursuant to this Article 7 is admitted to the Company as a Substitute Member pursuant to Section 7.5: (i) such transferee shall be an Assignee with an Economic Interest only, and only shall receive from the Company, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar items to which the Member which Transferred its Economic Interest would be entitled, (ii) such Assignee shall not have any right or interest greater than that of the Membership Interest from which its Economic Interest is derived, (iii) such Assignee shall be subject to all of the obligations of, and restrictions applicable to, the Membership Interest (or portion thereof) from which its Economic Interest is derived (including any capital contribution obligations) (provided that, until such time as such Assignee is admitted to the Company as a Substitute Member pursuant to this Agreement, the transferring Member shall not be released from its obligations to make capital contributions should the Assignee fail to meet such obligations in a timely manner, nor shall the transferring Member otherwise be relieved of any of the obligations or restrictions applicable to it hereunder), (iv) such Assignee shall have a separate Capital Account, which Capital Account shall be maintained in a manner consistent with this Agreement, and (v) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Member (including any rights to vote or participate in the management of the Company or any right to information concerning the business and affairs of the Company), such other rights relating to, or in connection with, such Membership Interest, remaining with the Transferring Member. In such a case, the Transferring Member shall remain a Member even if it has Transferred its entire Economic Interest to one or more Assignees until such time as each Assignee is admitted to the Company as a Substitute Member pursuant to Section 7.5.

(b)    General. An Assignee shall hold only an Economic Interest and shall not be a member of the Company for Delaware state law purposes. In the event any Assignee desires to make an assignment of any Economic Interest in the Company, such Assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment and such Assignee’s successors and assigns shall acquire only an Economic Interest. Wherever the term “Member” is used in this Agreement in connection with any restriction, obligations, representation or warranty applicable to a Member, such restriction, obligation, representation or warranty shall apply to an Assignee, and an Assignee shall be subject (in respect of its Economic Interest) to all of the obligations of, and restrictions applicable to, the Membership Interest (or portion thereof) from which it derives.

7.5    Admission of Assignees as Substitute Members.

(a)    An Assignee shall become a Substitute Member only if and when each of the following conditions is satisfied:

(i)    such Assignee sends written notice to the Board requesting the admission of such Assignee as a Substitute Member and setting forth the name and address of such Assignee, the Units transferred, and the effective date of the Transfer; and

(ii)    the Company receives from such Assignee (A) such representations and other information concerning such Assignee’s financial capacities and investment experience as the Company may reasonably request, (B) an executed counterpart to this Agreement and (C) other written instruments (including copies of any instruments of Transfer and confirmation that such Assignee is able to and does make each of the representations set forth in Section 12.16) that are in a form reasonably satisfactory to the Company.

(b)    Upon the admission of any Substitute Member, the Board or an Officer shall cause the books and records of the Company to be amended to reflect the name, address and initial Units of such Substitute Member and to eliminate or adjust, if necessary, the name, address and then-current Units of the predecessor of, or the Member Transferring Units to, such Substitute Member.

7.6    Right of First Refusal.

(a)    Restriction On Transfer. No Member or Assignee shall Transfer any Common Units (other than Common Units converted from Preferred Units in accordance with this Agreement) owned by such Person unless such Person previously complied with all provisions of this Section 7.6. Any Transfer not made in accordance with this Section 7.6 shall be void, and the Company shall not treat the transferee of such Units in such transaction as a Member for any purpose.

(b)    Notice Requirement. If a Member seeks to Transfer any Common Units (other than Common Units converted from Preferred Units in accordance with this Agreement), whether voluntarily or involuntarily, such Member (the “Offering Member”) shall first give simultaneous written notice of such intention (“Notice of Transfer”) to the Board. The Notice of Transfer shall specify the number and type of Common Units to be transferred (the “Offered Units”), and state the price and all other terms of the proposed transaction. The Notice of Transfer shall constitute an irrevocable offer to sell the Offered Units during the periods described below in this Section 7.6.

(c)    Option of the Company. For twenty-five (25) days following the delivery of a Notice of Transfer (the “Option Period”), the Company shall have an irrevocable right to purchase all or a portion of the Offered Units in accordance with the terms stated in the Notice of Transfer. Such right may be exercised by a written notice from the Company to the Offering Member (the “Company Notice”), stating that the Company desires to purchase the Offered Units and tendering the purchase price therefor. Such Company Notice and the purchase price for the Offered Units shall be delivered to the Offering Member before expiration of the Option Period. Failure by the Company to so respond within the Option Period to the Notice of Transfer shall be deemed an irrevocable waiver by the Company of its right in this Section 7.6(c) to acquire the Offered Units. The Company shall effect the purchase of the Offered Units, including payment of the purchase price, not more than five (5) business days after delivery of the Company Notice, and at such time the Offering Member shall deliver to the Company certificate(s) representing the Offered Units to be purchased by the Company (if any), each certificate to be properly endorsed for transfer. Any Common Unit so purchased by the Company shall thereupon be cancelled and cease to be issued and outstanding Units.

(d)    Special Provisions Regarding Exchanges. If the Notice of Transfer specifies consideration other than cash, then the Offered Units may be purchased in cash for the fair market value of such property, as determined in good faith by the Board, including at least a Preferred Director Majority. In the event that the Board decides to hire an independent appraiser in connection with such determination, all expenses for such independent appraiser shall be borne by the Offering Member.

(e)    Effect of Purchase. For purposes of Section 7.6(c), the purchase price for Offered Units shall be deemed tendered, and said Offered Units shall be deemed purchased, at such time as the Offering Member receives written notice enclosing a cashier’s check for the purchase price or, if any such Offered Units are represented by certificates, stating that the purchase price has been delivered to a third party (such as counsel to the Company) with instructions to deliver such amount to the Offering Member upon surrender of any such certificates, duly endorsed with signatures guaranteed. All rights accorded the Offering Member with respect to the Offered Units, other than the right to payment therefor, shall cease at that time. If payment is tendered directly to the Offering Member, the Offering Member shall promptly, but in no event later than five (5) Business Days, cause to be delivered certificate(s) representing the Offered Units (if any), duly endorsed with signatures guaranteed, to the Company.

(f)    Certain Transfers Exempt. Notwithstanding anything else contained in this Section 7.6 to the contrary, an Offering Member shall be permitted to make Transfers of certain Common Units held by such Offering Member without complying with the provisions of Section 7.6(a) through Section 7.6(e) if such Transfer is:

(i)    to the Offering Member’s (or, if such Offering Member is an entity and controlled by an individual, such individual or such individual’s) spouse, parents, children, siblings or other members of the Offering Member’s (or such individual’s) family (including relatives by marriage), or to a trust for the benefit of the Offering Member (or such individual) or any of the foregoing members of his or her family, or to a custodian, trustee or other fiduciary for the account of the Offering Member (or such individual) or any of the foregoing members of his or her family in connection with a bona fide estate planning transaction or (where the Offering Member is a trust) to any beneficiary of the trust, any of the foregoing family members of a beneficiary or any other trust established for the benefit of any such beneficiary or family member thereof; provided, however, that this Section 7.6(f) shall not permit any Transfer to be made by the Offering Member in connection with the dissolution of the Offering Member’s (or such individual’s) marriage or the legal separation of the Offering Member (or such individual) and Offering Member’s (or such individual’s) spouse to such spouse on the account of any settlement of any community property or other marital property rights such spouse may have in such Common Units;

(ii)    by way of bequest or inheritance upon death;

(iii)    to any person, association or entity that, directly or indirectly, through one or more intermediaries, has voting control or has its voting controlled by, or is under common voting control with, such Offering Member (or, if such Offering Member is an entity, the individual that, directly or indirectly, through one or more intermediaries, has voting control of such Offering Member), including without limitation to any general partner, retired partner, managing member, officer or director of such Offering Member or any fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Offering Member;

(iv)    by way of a bona fide gift;

(v)    in connection with a Change of Control;

(vi)    pursuant to a dividend, distribution or similar direction of a Member to its own stockholders, members or other equity holders;

(vii)    subject to an alternative right of first refusal or similar right granted by the Offering Member to the Company, including in certain circumstances, but not limited to, restricted unit purchase agreements, co-sale agreements (including the ROFR/Co-Sale Agreement) and equity incentive award plans; or

(viii)    effected pursuant to Section 3 of the Voting Agreement.

(g)    Limitations on Right of First Refusal. The restrictions imposed by this Section 7.6 shall not apply to and shall terminate upon the earlier of (i) immediately prior to the Company’s IPO (as defined in the Series C Purchase Agreement) or (ii) the closing of any transaction or series of related transactions constituting (x) a reorganization, merger, consolidation or sale of all or substantially all of the Company’s equity, as a result of which transaction or series of related transactions the Company’s Members of record as constituted immediately prior to such transaction or series of related transactions hold less than a majority of the outstanding voting power of the surviving or acquiring entity after the consummation of such transaction or series of related transactions; or (y) a sale of all or substantially all of the assets of the Company (each of clause (x) and clause (y) a “Change of Control”). Notwithstanding the foregoing, the sale of equity or debt securities by the Company for bona fide capital raising purposes shall not constitute a “Change of Control.”

7.7    Special Repurchase. No Member shall have any right to redeem any Units at any time. The Board shall nevertheless cause the Company to repurchase all Series A Preferred Units and Class A Common Units held by a Member (collectively, the “Repurchased Units”), from such Member in the event that such Member (a) exercises any rights of such Member, in its capacity as a stockholder of Zeno Inc., under Section 262 of the Delaware General Corporation Law or Sections 1300-1313 of the California Corporations Code and, (b) pursuant to the procedures set forth in such Section 262 and/or such Sections 1300-1313, receives payment in cash of the “fair value” of the Zeno Inc. shares held by such Member (collectively, the “Repurchased Stock”). Such repurchase shall be for no additional consideration, it being acknowledged by each Member that such payment in cash shall constitute adequate consideration for both the Repurchased Units and the Repurchased Stock. Immediately upon any such repurchase pursuant to this Section 7.7, (i) and without further action by any Person, the Repurchased Units shall be cancelled and shall no longer be issued and outstanding, (ii) the Company shall cause Zeno Inc. to cancel the Repurchased Stock, which Repurchased Stock shall then no longer be issued and outstanding, and, (iii) thereafter, such Member shall cease to hold any interest in the Repurchased Units or the Repurchased Stock. If such Member, after such repurchase, no longer owns any Units, such Member shall, without further action by any Person, immediately withdraw as a member of the Company.

ARTICLE 8

CONVERSION TO CORPORATE FORM

8.1    Conversion to Corporation.

(a)    Subject to receipt of Preferred Super Approval, the Board shall have the power and authority to effect the conversion of the Company’s legal form from a limited liability company to a Delaware corporation or the merger of the Company with or into a new or previously established but dormant Delaware corporation having no assets or liabilities, debts or other obligations of any kind whatsoever other than those that are de minimis in amount and that are associated with its formation and initial capitalization (such a conversion or merger is referred to as a “Conversion” and such Delaware corporation is referred to as “NewCo”); provided that (i) Preferred Super Approval shall not be required for a Conversion in connection with (and that is consummated immediately prior to) a Qualified IPO or any other transaction approved by a Preferred Majority in accordance with Section 6.4(c)(vi) and (ii) if requested by the holders of a majority of the Preferred Units then-outstanding, the Company and all Members and Assignees shall agree to enter into a separate written agreement incorporating the terms of (A) Section 6.1 (Management by Board of Directors) and (B) Section 3 of the Voting Agreement (Drag-Along-Rights), in each case as applied to NewCo and the shares of stock they hold in NewCo, which agreement and rights shall terminate upon the earlier of a Qualified IPO or Deemed Liquidation Event. Upon any such Conversion, the terms of this Agreement and all of the parties’ rights and obligations hereunder with respect to their Units and other Membership Interests shall terminate.

(b)    Upon the consummation of a Conversion, the Units held by each Member and Assignee shall be converted into or exchanged for a number of shares of NewCo’s Capital Securities with substantially equivalent relative preferences, economic interests and other rights and obligations of such converted or exchanged Units of the Company, in each case, as determined by the Board, acting equitably, reasonably and in good faith; provided that Class B Common Units shall be converted into the same class of common stock of NewCo that the Class A Common Units are converted, with the number of shares of common stock of NewCo based upon the relative value of the Class B Common Units to Class A Common Units as of the date of such Conversion, assuming the Company: (x) sold all of its assets for their fair market value (as a going concern), (y) paid its liabilities and (z) distributed the remaining proceeds of such sale in the same manner as a Deemed Liquidation Event. The Board shall, to the extent practicable, distribute the shares of NewCo in a manner designed to provide the Members and Assignees of the Company with stock or other equity securities in NewCo that are of comparable value to the Units that they hold at the time of the conversion. Solely for purposes of example, (i) if there are outstanding Preferred Units in the Company on which no distributions have been paid, the Board could (but would not be required to) cause NewCo to issue shares of a series of preferred stock, with a comparable preference amount and similarly accrued but undeclared dividends, and (ii) with respect to any Common Units that would not participate in a liquidation of the Company for an amount equal to its fair market value at the time of the Conversion, the Board could (but would not be required to) replace such Common Units with options to purchase shares of common stock with a comparable exercise price, or with shares of common stock, or even with no equity in NewCo, depending on its view of the facts and circumstances of the time. The Board’s determination of the class (and the terms thereof and rights associated therewith) and number of shares of NewCo Capital Securities that each Member and Assignee receives upon a Conversion shall be final and binding on the holders of Units absent manifest arithmetic error. Each of the Members hereby agrees (for itself and its Assignees) that the terms and provisions of this Agreement and the other Governing Documents (including, without limitation, the preferential liquidation rights and voting rights of the Preferred Units) shall apply to NewCo and shall be incorporated into NewCo’s certificate of incorporation, by-laws or investor rights agreement, as the case may be, subject to any modifications reasonably deemed necessary or appropriate by the Board as a result of the Conversion to a corporate form; provided, that such modifications may not materially adversely affect the substantive rights of any Membership Interests or any other rights specifically granted to any Member(s) hereunder or under the other Governing Documents. The Board shall use commercially reasonable efforts to undertake any Conversion in such manner as would provide for no tax gain or loss to the Members and Assignees solely as a result of the Conversion.

(c)    In connection with a Conversion effected by the Board in accordance with this Section 8.1, each Member and Assignee hereby covenants and agrees to take any and all such actions and execute and deliver any and all such instruments and other documents as the Board may reasonably request in order to effect or evidence such Conversion, including executing a stockholders or similar agreement with respect to their equity interests in NewCo consistent with the control, transfer and other applicable provisions of this Agreement and the other Governing Documents applicable to such Members and Assignees, with such changes as permitted by Section 8.1(b). Without limiting the generality of the foregoing, no Member or Assignee shall have or be entitled to exercise any dissenters rights, appraisal rights or other similar rights in connection with such Conversion.

ARTICLE 9

CONVERSION

9.1    Conversion Rights.

(a)    General. Each Preferred Unit shall be convertible at the option of the holder thereof, at any time after the issuance of such Unit, into Class A Common Units in accordance with this Section 9.1.

(i)    The number of Class A Common Units into which each Series A Preferred Unit may be converted shall be determined by dividing the Series A Original Issue Price (as adjusted for Unit splits, combinations and other reclassifications affecting the Series A Preferred Units) by the Series A Conversion Price in effect at the time of the conversion.

(ii)    The number of Class A Common Units into which each Series B Preferred Unit may be converted shall be determined by dividing the Series B Original Issue Price (as adjusted for Unit splits, combinations and other reclassifications affecting the Series B Preferred Units) by the Series B Conversion Price in effect at the time of the conversion.

(iii)    The number of Class A Common Units into which each Series C Preferred Unit may be converted shall be determined by dividing the Series C Original Issue Price (as adjusted for Unit splits, combinations and other reclassifications affecting the Series C Preferred Units) by the Series C Conversion Price in effect at the time of the conversion.

For the avoidance of doubt, no adjustments shall be made to any Original Issue Price in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

(b)    Conversion Price. As of the Effective Date:

(i)    the “Series A Conversion Price” is equal to the Series A Original Issue Price;

(ii)     the “Series B Conversion Price” is equal to the Series B Original Issue Price; and

(iii)    the “Series C Conversion Price” is equal to the Series C Original Issue Price.

(c)    Mechanics of Conversion. The holder of any Preferred Units may exercise the conversion rights described in this Section 9.1 as to all of such Preferred Units or any part thereof by delivering to the Company during regular business hours, at the office of any transfer agent of the Company for the Preferred Units, or at the principal office of the Company or at such other place as may be designated by the Company, (i) if any such Preferred Units are certificated, the certificate or certificates for the Preferred Units to be converted, duly endorsed for transfer to the Company or accompanied by a written instrument or instruments of transfer, accompanied by written notice stating that the holder elects to convert all or a number of such Units represented by the certificate or certificates or (ii) if such Preferred Units are uncertificated, a written notice stating that the holder elects to convert all or a number of such Preferred Units held by such holder. Any such notice referenced in the foregoing clauses (i) or (ii) shall also state such holder’s name or the names of the nominees in which such holder wishes the Class A Common Units (and, if such Preferred Units are certificated, the certificates representing such Class A Common Units) to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter the Company shall issue and deliver to such holder, (x) if such converted Preferred Units were certificated immediately prior to conversion, at such office or other place designated by the Company, a certificate or certificates for the full number of Class A Common Units to which such holder is entitled (y) if such converted Preferred Units were uncertificated immediately prior to conversion, at such office or other place designated by the Company, a membership transfer ledger (or similar official Company records) or a certificate signed by an Officer evidencing the issuance to such holder of the full number of Class A Common Units to which such holder is entitled, and (z) a check for cash with respect to any fractional Common Unit as provided in Section 9.1(c) below. The holder of such converted Preferred Units shall be deemed to have become a holder of record of such converted Preferred Units on the applicable Conversion Date, and the books and records of the Company shall be updated to reflect the same. If such converted Preferred Units were certificated immediately prior to conversion, then upon conversion of only a portion of the number of Series A Preferred Units, Series B Preferred Units or Series C Preferred Units represented by a certificate surrendered for conversion, the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of Series A Preferred Units, Series B Preferred Units or Series C Preferred Units, as applicable, representing the unconverted portion of the certificate so surrendered.

(d)    Fractional Units. No fractional Class A Common Units shall be issued upon conversion of any Preferred Units. If more than one Preferred Unit shall be surrendered for conversion at any one time by the same holder, the number of full Class A Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Units so surrendered. Instead of any fractional Class A Common Units that would otherwise be issuable upon conversion of any Preferred Units, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Board, including at least a Preferred Director Majority.

(e)    Payment of Taxes. The Company shall pay any and all issue and other transfer taxes (and excluding any income or similar taxes or employment-related taxes) that may be payable in respect of any issue or delivery of Common Units on conversion of Preferred Units pursuant hereto. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of units of Common Units in a name other than that in which the Preferred Units so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(f)    Reservation of Units Issuable Upon Conversion. The Company shall at all times that any Preferred Units are outstanding reserve and keep available, out of its authorized but unissued Class A Common Units, solely for the purpose of effecting the conversion of Preferred Units, the full number of Class A Common Units deliverable upon the conversion of all Preferred Units from time to time outstanding and, subject to obtaining any Member approvals required under Section 6.4(c), Section 6.4(d), Section 6.4(e) or Section 6.4(f) as applicable, the Company shall from time to time increase the authorized number of its Class A Common Units if at any time the authorized amount of its Common Units remaining unissued would not otherwise be sufficient to permit the conversion of all of the Preferred Units at the time outstanding.

(g)    Adjustment for Reclassification Exchange and Substitution. If the Class A Common Units issuable upon the conversion of any Preferred Units shall be changed into the same or a different number of units of any class or classes of Units, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of Units or Unit distribution provided for in Section 9.3), then and in each such event the holder of each Preferred Unit shall have the right thereafter to convert such unit into the kind and amount of Units and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of Class A Common Units into which such Preferred Units would have converted immediately prior to such reorganization, reclassification, or change, subject to further adjustment as provided herein.

(h)    Reorganizations, Mergers or Consolidations. In case of any consolidation or merger of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to another Person in which the Class A Common Units (but not the Preferred Units) are converted into or exchanged for securities, cash or other property (other than a consolidation, merger or sale treated as a Deemed Liquidation Event pursuant to Section 5.3 above), each Preferred Unit shall thereafter be convertible in lieu of the Class A Common Units into which it was convertible prior to such event into the kind and amount of Units or other securities or property that a holder of the number of Class A Common Units of the Company deliverable upon conversion of Preferred Units would have been entitled upon such consolidation, merger or sale; and in such case, appropriate adjustment (as determined in good faith by the Board, including at least a Preferred Director Majority) shall be made in the application of the provisions of Section 9.1 and Section 9.2 with respect to the rights and interest thereafter of the holders of Preferred Units, to the end that the provisions set forth in Section 9.1 and Section 9.2 shall thereafter be applicable, as nearly as reasonably may be, in relation to any Units or other property thereafter deliverable upon the conversion of Preferred Units.

(i)    Listing of Units Issuable Upon Conversion. If any Class A Common Units to be reserved for the purpose of conversion of Preferred Units require registration or listing with, or approval of, any governmental authority, unit exchange or other regulatory body under any federal or state law or regulation or otherwise, before such Units may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(j)    Valid Issuance. All Class A Common Units that may be issued upon conversion of any Preferred Units will upon issuance by the Company be validly issued and free from all taxes, liens and charges with respect to the issuance thereof.

9.2    Adjustment of Conversion Price. The Series A Conversion Price, Series B Conversion Price and the Series C Conversion Price shall be subject to adjustment from time to time as follows.

(a)    Special Definitions. For purposes of this Article 9, the following definitions shall apply:

(i)    “Series C Original Issue Date” shall mean the Effective Date.

(ii)    “Convertible Securities” means evidences of indebtedness, Units (including, the Preferred Units) or other securities that are, directly or indirectly, convertible into or exchangeable for, with or without payment of additional consideration, Class A Common Units. Convertible Securities shall be deemed outstanding and issued or sold at the time of such issue or sale.

(iii)    “Additional Common Units” shall mean all Common Units issued (or, pursuant to Section 9.2(c), deemed to be issued) by the Company after the Series C Original Issue Date, other than (1) the following Common Units and (2) Common Units deemed issued pursuant to the following Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

A.    Class A Common Units or Convertible Securities issued as a dividend or distribution on Preferred Units;

B.    Common Units issued by reason of a dividend, Unit split, split up or other distribution that is covered by Section 9.1(g), Section 9.1(h), Section 9.3, Section 9.4, Section 9.5 or Section 9.6;

C.    Class B Common Units issued in accordance with the terms of this Agreement and with a Threshold Amount that is approved by the Board, including at least a Preferred Director Majority;

D.    Units or Convertible Securities actually issued upon the exercise, conversion or exchange of Convertible Securities, in each case provided that (1) such issuance is pursuant to the terms of such Convertible Security and (2) such exercised, converted or exchanged Convertible Securities (or, if applicable, the Convertible Securities underlying such exercised, converted or exchanged Convertible Securities) as were outstanding as of the Effective Date;

E.    Common Units or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, including at least a Preferred Director Majority in respect of any such approval given after the Series C Original Issue Date;

F.    Common Units or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, including at least a Preferred Director Majority in respect of any such approval given after the Series C Original Issue Date;

G.    Common Units or Convertible Securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board, including at least a Preferred Director Majority in respect of any such approval given after the Series C Original Issue Date;

H.    Common Units or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board, including at least a Preferred Director Majority in respect of any such approval given after the Series C Original Issue Date;

I.    Common Units issued pursuant to a Qualified IPO;

J.    Series C Preferred Units issued pursuant to the terms of the Series C Purchase Agreement and Class A Common Units issued upon the exercise, conversion or exchange of such Series C Preferred Units, in each case provided that such issuance is pursuant to the terms of such Series C Preferred Units; or

K.    Common Units or Convertible Securities excluded from the definition of “Additional Common Units” for purposes of this Article 9 pursuant to a written Preferred Super Approval.

(b)    No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Common Units or otherwise under this Article 9 if the Company receives written notice, before or after such issuance or deemed issuance, from: (i) with respect to an adjustment to the Series A Conversion Price, the holders of a majority of the Series A Preferred Units then outstanding agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Units; (ii) with respect to the Series B Conversion Price, the holders of a majority of the Series B Preferred Units then outstanding agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Units; and (iii) with respect to the Series C Conversion Price, a Series C Requisite Majority agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Units.

(c)    Deemed Issue of Additional Common Units.

(i)    If the Company at any time or from time to time after the Series C Original Issue Date shall issue any Convertible Securities (excluding Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities, then the maximum number of Units (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable on a Common Equivalent Unit basis upon the exercise of or the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Units issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)    If the terms of any Convertible Security, the issuance of which resulted in an adjustment to a Conversion Price pursuant to the terms of Section 9.2(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Convertible Security) to provide for either (1) any increase or decrease in the number of Units issuable upon the exercise, conversion and/or exchange of any such Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 9.2(c)(ii) shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (A) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Convertible Security, or (B) the Conversion Price that would have resulted from any issuances of Additional Common Units (other than deemed issuances of Additional Common Units as a result of the issuance of such Convertible Security) between the original adjustment date and such readjustment date.

(iii)    If the terms of any Convertible Security (excluding Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Section 9.2(d) (either because the consideration per Common Equivalent Unit (determined pursuant to Section 9.2(e)) of the Additional Common Units subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Convertible Security) to provide for either (1) any increase in the number of Units issuable upon the exercise, conversion or exchange of any such Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Convertible Security, as so amended or adjusted, and the Additional Common Units subject thereto (determined in the manner provided in Section 9.2(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)    Upon the expiration or termination of any unexercised, unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Section 9.2(d), the applicable Conversion Price shall be readjusted to such Conversion Price as would have been obtained had such Convertible Security (or portion thereof) never been issued.

(v)    If the number of Common Equivalent Units issuable upon the exercise, conversion and/or exchange of any Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a Conversion Price provided for in this Section 9.2(c) shall be effected at the time of such issuance or amendment based on such number of Common Equivalent Units or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Section 9.2(c)(ii) and Section 9.2(c)(iii)). If the number of Common Equivalent Units issuable upon the exercise, conversion and/or exchange of any Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Section 9.2(c) at the time of such issuance or amendment shall instead be effected at the time such number of units and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(d)    Adjustment of Conversion Price Upon Issuance of Additional Common Units. In the event the Company shall at any time after the Series C Original Issue Date issue Additional Common Units (including Additional Common Units deemed to be issued pursuant to Section 9.2(c)), without consideration or for a consideration per unit less than a Conversion Price in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (calculated separately, if applicable, for each of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price):

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)    “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Common Units;

(ii)    “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Common Units;

(iii)    “A” shall mean the number of Units on a Common Equivalent Unit basis outstanding immediately prior to such issue of Additional Common Units (treating for this purpose as outstanding all Units issuable upon exercise, conversion or exchange of Convertible Securities outstanding immediately prior to such issue, without duplication);

(iv)    “B” shall mean the number of Units on a Common Equivalent Unit basis that would have been issued if such Additional Common Units had been issued at a price per unit (on a Common Equivalent Unit basis) equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)    “C” shall mean the number of such Additional Common Units (on a Common Equivalent Unit basis) issued in such transaction.

(e)    Determination of Consideration. For purposes of this Section 9.2, the consideration received by the Company for the issue of any Additional Common Units shall be computed as follows:

(i)    Cash and Property: Such consideration shall:

A.    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

B.    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board, including at least a Preferred Director Majority; and

C.    in the event Additional Common Units are issued together with other units or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses 9.2(e)(i)A and 9.2(e)(i)B above, as determined in good faith by the Board, including at least a Preferred Director Majority.

(ii)    Convertible Securities. The consideration per unit received by the Company for Additional Common Units deemed to have been issued pursuant to Section 9.2(c), relating to Convertible Securities, shall be determined by dividing:

A.    The total amount, if any, received or receivable by the Company as consideration for the issue of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Convertible Securities, or in the case of Convertible Securities that may be exercised for additional Convertible Securities, the exercise of such Convertible Securities and the conversion or exchange of such resulting Convertible Securities, by

B.    the maximum number of Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) on a Common Equivalent Unit basis issuable upon the exercise, conversion or exchange of such Convertible Securities, or in the case of Convertible Securities that may be exercised for additional Convertible Securities, the exercise of such Convertible Securities and the conversion or exchange of such resulting Convertible Securities.

(f)    Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Common Units that are a part of one transaction or a series of related transactions and that would result in an adjustment to a Conversion Price pursuant to the terms of Section 9.2(d), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

9.3    Adjustment for Unit Splits and Combinations. If the Company shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Units, then the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased so that the number of Common Units issuable on conversion of each unit of such series shall be increased in proportion to such increase in the aggregate number of Common Units outstanding. If the Company shall at any time or from time to time after the Series C Original Issue Date combine the outstanding Common Units, then the Conversion Prices in effect immediately before the combination shall be proportionately increased so that the number of units of Common Units issuable on conversion of each unit of such series shall be decreased in proportion to such decrease in the aggregate number of Common Units outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

9.4    Adjustment for Certain Distributions. In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Units entitled to receive, a distribution payable on the Common Units in additional Common Units, then and in each such event the Conversion Prices in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction:

(a)    the numerator of which shall be the total number of Common Units issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)    the denominator of which shall be the total number of Common Units issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Units issuable in payment of such distribution.

Notwithstanding the foregoing: (1) if such record date shall have been fixed and such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this Section 9.4 as of the time of actual payment of such distributions; (2) no such adjustment shall be made to the Series A Conversion Price if the holders of Series A Preferred Units simultaneously receive a distribution of Common Units in a number equal to the number of Common Units as they would have received if all outstanding Series A Preferred Units had been converted into Class A Common Units on the date of such event; (3) that no such adjustment shall be made to the Series B Conversion Price if the holders of Series B Preferred Units simultaneously receive a distribution of Class A Common Units in a number equal to the number of Class A Common Units as they would have received if all outstanding Series B Preferred Units had been converted into Class A Common Units on the date of such event; and (4) that no such adjustment shall be made to the Series C Conversion Price if the holders of Series C Preferred Units simultaneously receive a distribution of Class A Common Units in a number equal to the number of Class A Common Units as they would have received if all outstanding Series C Preferred Units had been converted into Class A Common Units on the date of such event.

9.5    Adjustments for Other Distributions. In the event the Company at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Units entitled to receive, a distribution payable in securities of the Company (other than a distribution of Common Units in respect of outstanding Common Units) or in other property and the provisions of Section 5.3(a) do not apply to, or are waived with respect to, to such distribution, then and in each such event the holders of Preferred Units shall receive, simultaneously with the distribution to the holders of Common Units, a distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Preferred Units had been converted into Class A Common Units on the date of such event.

9.6    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 5.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Units (but not the Preferred Units) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 9.1(g)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Preferred Unit shall thereafter be convertible in lieu of the Common Units into which such units were convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Units issuable upon conversion of one Series A Preferred Unit, Series B Preferred Unit or Series C Preferred Unit, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board, including at least a Preferred Director Majority) shall be made in the application of the provisions in this Article 9 with respect to the rights and interests thereafter of the holders of the Preferred Units, to the end that the provisions set forth in this Article 9 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Units.

9.7    Certificate as to Adjustments. Upon the occurrence of an event giving rise to adjustment or readjustment of the a Conversion Price pursuant to this Article 9, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and, furnish to each holder of Preferred Units, a certificate signed by an Officer setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Units, Series B Preferred Units and/or Series C Preferred Units is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Units (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate signed by an Officer setting forth (a) the applicable Conversion Prices then in effect, and (b) the number of Common Units and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Units, Series B Preferred Units and/or Series C Preferred Units, as the case may be.

9.8    Notice of Record Date. In the event:

(a)    of any capital reorganization of the Company, any reclassification of the Common Units of the Company, or any Deemed Liquidation Event; or

(b)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the holders of the Preferred Units a notice specifying, as the case may be, the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Units (or such other Units or securities at the time issuable upon the conversion of the Series A Preferred Units, Series B Preferred Units or Series C Preferred Units) shall be entitled to exchange their Common Units (or such other Units or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per unit and character of such exchange applicable to the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and the Common Units. Such notice shall be sent at least five (5) days’ prior to the effective date for the event specified in such notice; provided that such notice may be shortened and/or notice may be waived upon the Company’s receipt of written consent of a Preferred Majority.

9.9    Mandatory Conversion.

(a)    Trigger Events. Upon either (x) the closing of the sale of common stock of a successor corporation of the Company (or, if applicable, the surviving entity or parent holding company resulting from a restructuring of the Company) (the “IPO Corporation”) to the public at a price per share equal to or greater than the Series C Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, split, combination or other similar recapitalization with respect to the Common Units or common stock of the IPO Corporation), determined on a fully-diluted basis, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of gross proceeds to the Company or the IPO Corporation (a “Qualified IPO”) or (y)

the date and time, or the occurrence of an event, specified by Preferred Super Approval (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding Preferred Units shall automatically be converted into Class A Common Units or common stock of the IPO Corporation, as applicable, at the then effective and applicable conversion rates as calculated pursuant to Section 9.1 and (ii) such Preferred Units may not be reissued by the Company.

(b)    Procedural Requirements. All holders of record of Preferred Units shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preferred Units pursuant to Section 9.9(a). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Preferred Units in certificated form (if any) shall surrender his, her or its certificate or certificates for all such units (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Units converted pursuant to Section 9.9(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Units), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 9.9(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Units, the Company shall (a) update the books and records of the Company shall be updated to reflect such conversion, (b) if such converted Preferred Units were certificated immediately prior to conversion, issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full units of Common Units issuable on such conversion in accordance with the provisions hereof and (c) if such converted Preferred Units were uncertificated immediately prior to conversion, deliver to such holder, or to his, her or its nominees, a membership transfer ledger (or similar official Company records) or a certificate signed by an Officer evidencing the issuance to such holder of the number of full units of Common Units issuable on such conversion in accordance with the provisions hereof, and (d) pay cash as provided in Section 9.1(d) in lieu of any fraction of a Common Unit otherwise issuable upon such conversion and the payment of any declared but unpaid distributions on the Preferred Units converted. Such converted Preferred Units shall be retired and cancelled and may not be reissued as units of such series, and the Company may thereafter take such appropriate action (without the need for member action) as may be necessary to reduce the authorized number of Series A Preferred Units, Series B Preferred Units and/or Series C Preferred Units accordingly.

9.10    “Market Stand-off” Agreement. Each Member hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of its equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO): (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the IPO Corporation, as converted from Units or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Units held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of securities, in cash, or otherwise. The foregoing provisions of this Section 9.10 shall apply only to the IPO, shall not apply to transactions relating to shares of common stock of the IPO Corporation or other securities acquired (y) in the IPO or (z) open market transactions from and after the IPO, shall not apply to the transfer of any shares or other securities owned by a Member in the Company to its Affiliates or any of the Member’s stockholders, members, partners or other equity holders; provided that the Affiliate, stockholder member, partner or other equity holder of the Member agrees to be bound in writing by the restrictions set forth herein, shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement and shall be applicable to the Members only if all Officers and Directors are subject to the same restrictions and the Company obtains a similar agreement from all equityholders individually, and together with their Affiliates, owning one percent (1%) or more of the IPO Corporation’s common stock, as converted from Units. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 9.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Member further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9.10 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company equityholders that are subject to such agreements, based on the number of shares subject to such agreements.

ARTICLE 10

LIABILITY AND EXCULPATION; INDEMNIFICATION

10.1    Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

10.2    Exculpation.

(a)    To the fullest extent permitted by applicable law, no Covered Person shall be liable to the Company, any Members, any Assignee or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, unless such Covered Person shall have been found guilty of gross negligence, willful misconduct or fraud, or have been found to be in material breach of this Agreement, in each case with respect to such acts or omissions by a court of competent jurisdiction. This Section 10.2(a) shall not reduce or limit the contractual liability of a Covered Person for breach of any other agreement with the Company or any Affiliate of the Company to which the Covered Person is a party.

(b)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or income or any other facts pertinent to the existence and amount of assets from which distributions to Members or Assignees might properly be paid. Without limiting the foregoing, neither the Company nor any Covered Person shall have any liability with respect to any valuations performed pursuant to this Agreement, and shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any person as to matters which the Company or such Covered Person reasonably believes are within such other Person’s professional or expert competence.

10.3    Indemnification. The Company shall indemnify, reimburse and hold harmless each Covered Person as follows:

(a)    In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a Covered Person was or is a party, or is threatened to be made a party (or was or is otherwise involved in, as a witness, deponent or otherwise) that arises directly or indirectly from (i) the activities of such Covered Person under and within the scope of this Agreement or (ii) the management of the affairs of the Company or any Subsidiary of the Company, the Company shall indemnify and hold harmless such Covered Person for, from and against, and reimburse such Covered Person for, all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Covered Person in connection with the defense or settlement of such action, suit or proceeding, or the appeal therefrom (“Indemnified Losses”), unless it is determined in accordance with Section 10.3(b) below that (i) such Covered Person’s actions or omissions constituted gross negligence, willful misconduct or fraud, or such Covered Person has been found to be in material breach of this Agreement, in each case with respect to such acts or omissions by a court of competent jurisdiction, or (ii) such Covered Person failed to act in good faith and in a manner reasonably believed by such Covered Person to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe the Covered Person’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a Covered Person’s actions constituted gross negligence, willful misconduct or fraud, or that such Covered Person was in material breach of this Agreement or that a Covered Person did not act in good faith and in a manner reasonably believed by such Covered Person to be in or not opposed to the best interests of the Company. The foregoing shall include any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor; provided that (x) if in such action, suit or proceeding the Covered Person shall have been adjudged to be liable, such indemnification shall be provided only if, and only to the extent that, the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper and (y) if such action, suit or proceeding is settled between the Covered Person and the Company, such indemnification shall not include any amounts paid by Covered Person to the Company in settlement thereof, except to the extent authorized by the Company in its sole discretion. The indemnification provided hereunder shall not be deemed to limit any indemnification to which a Covered Person is entitled from an Affiliate of the Company or otherwise. To the extent that a Covered Person is separately indemnified against any Indemnified Loss by an Affiliate, insurance or otherwise (collectively, “Secondary Indemnitors”): (1) the indemnification provided by such Secondary Indemnitors shall be such Covered Person’s secondary source of indemnification with respect to such Indemnified Loss, and the indemnification provided hereunder shall be primary; (2) the Company shall be required to advance (to the extent of its available assets and subject to this Section 10.3) the full amount of expenses incurred by the Covered Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Covered Person to the extent legally permitted and as required by this Agreement, without regard to any rights the Covered Person may have against any Secondary Indemnitor, and (3) the Company irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company. Notwithstanding the foregoing provisions of this Section 10.3(a), to the extent any amounts to be indemnified by the Company are covered by insurance policies held by the Company, the obligations of the insurer pursuant to such policies shall be primary over the obligations of the Company.

(b)    Expenses (including attorneys’ fees and expenses) incurred in defending any action, suit or proceeding subject to Section 10.3(a) shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Covered Person is not entitled to be indemnified by the Company as authorized hereunder. For purposes of clarity, notwithstanding whether a Covered Person has been adjudicated, prior to final disposition, to have not acted in good faith or in the best interest of the Company or in a manner such Covered Person had no reasonable cause to believe lawful, the Company shall be required to pay expenses in advance of final disposition in accordance with the terms of this Section 10.3(b) until final disposition of such action, suit, or proceeding and such Covered Person shall be obligated, under the terms of the above mentioned undertaking, to repay any such reimbursed expenses should such Covered Person, upon final disposition, not be entitled to indemnification under this Section 10.3.

(c)    Any payment or other performance (including reimbursement of expenses not otherwise advanced pursuant to Section 10.3(b)) for or on behalf of any Covered Person under Section 10.3(a) shall be made by the Company except to the extent that it has been finally determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification under this Article 10. Any such payment or performance shall be made only from the assets of the Company.

(d)    The Company shall not indemnify any Covered Person in connection with a proceeding (or part thereof) initiated by such person unless such Covered Person is successful on the merits, the initiation thereof was approved or ratified by the Board, or the proceeding seeks a declaratory judgment regarding such Covered Person’s own conduct.

(e)    The rights provided by this Section 10.3 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement or as a matter of law or otherwise.

(f)    The Company may purchase and maintain insurance on behalf of any one or more Covered Persons and other Persons, for which the Company is the primary additional named insured, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the activities of the Company, whether or not the Company would have the power to indemnify, insure or hold harmless such Person from and against or reimburse such Person for such liability hereunder.

(g)    The rights of a Covered Person under this Section 10.3 shall not be denied in whole or in part because the Covered Person had an interest in the transaction with respect to which such rights apply if the transaction was otherwise not prohibited by the terms hereof.

(h)    The provisions of this Section 10.3 are for the benefit of the Covered Persons and their Personal Representatives and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    The Company may, to the extent authorized from time to time by the Board, grant indemnification rights to employees or other agents of the Company or other persons serving the Company who are not Covered Persons pursuant to clauses (a), (b), (c) or (d) of the definition of “Covered Person” on Exhibit A, and such rights may be equivalent to, or greater or less than, those set forth in this Section 10.3.

(j)    The right to exculpation, indemnification and advancement of expenses conferred in Section 10.2 and Section 10.3 shall be a contract between the Company and each Covered Person. Any repeal or modification of Section 10.2 and Section 10.3 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. Notwithstanding anything to the contrary, any right or protection provided under Section 10.2 or Section 10.3 shall be deemed to vest at the time that the act or omission occurred, irrespective of when and whether a proceeding challenging such act or omission is first threatened or commenced. The rights provided hereunder shall inure to the benefit of each Covered Person and, if applicable, such Covered Person’s Personal Representative.

10.4    Nature of Rights(a) . The rights set forth in this Article 10 are contractual in nature and may not be revised as applied to prior actions of a Covered Person by a subsequent amendment of this Agreement without such Covered Person’s prior written approval.

ARTICLE 11

DISSOLUTION, LIQUIDATION AND TERMINATION

11.1    No Dissolution. Only the events set forth in Section 11.2 shall cause the dissolution of the Company and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

11.2    Events Causing Dissolution. Notwithstanding the Act, the following (and only the following) events shall cause the Company to be dissolved, liquidated and terminated:

(a)    upon both (i) the election of the Board and (ii) Preferred Super Approval;

(b)    the sale or distribution by the Company of all or substantially all of its assets;

(c)    at any time that there are no Members, unless the business of the Company is continued in accordance with the Act; or

(d)    upon the entry of a decree of judicial dissolution under the Act.

Any other provision of this Agreement to the contrary notwithstanding, no withdrawal, assignment, removal, bankruptcy except as required by applicable law, insolvency except as required by applicable law, death, incompetency, termination, dissolution or distribution with respect to any Member or any Unit will effect a dissolution of the Company. To the fullest extent permitted by law, any dissolution of the Company other than as provided in this Section 11.2 shall be a dissolution in contravention of this Agreement.

11.3    Effect of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until it has been wound up and its assets have been distributed as provided in Section 11.5 and its Certificate of Formation has been cancelled by the filing of a certificate of cancellation with the office of the Delaware Secretary of State. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

11.4    No Capital Contribution Upon Dissolution. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its Capital Contributions thereto, its Capital Account and its share of Profits or Losses, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution or return any distribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

11.5    Liquidation.

(a)    Upon dissolution of the Company, the Company shall thereafter engage in no further business other than that which is necessary to wind up the business, and the Board may appoint one or more Persons to carry out the winding up of the Company (such Person(s) if appointed, or the Board if no such Person(s) are so appointed, being referred to as the “Liquidating Trustee(s)”). A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses attendant upon such a winding up. In the event the Liquidating Trustee(s) reasonably believe that it is prudent to do so, cash or other assets held in reserve may be placed in a liquidating trust or other escrow immediately prior to the termination of the Company in order to ensure that any and all obligations of the Company are satisfied. After allocating (pursuant to Article 5 of this Agreement) all income, gain, loss and deductions resulting from the liquidation of the Company assets, the Liquidating Trustee(s) shall apply and distribute the cash proceeds in accordance with Section 5.3(c).

(b)    Notwithstanding Section 11.5(a), in the event that the Liquidating Trustee(s) determine that an immediate sale of all or any portion of the Company assets would cause undue loss to the Members, the Liquidating Trustee(s), in order to avoid such loss and to the extent not then prohibited by the Act, may either (a) defer liquidation of and withhold from distribution for a reasonable time any Company assets except those necessary to satisfy, including the provision of reasonable reserves for, the Company’s debts and obligations, or (b) distribute the Company assets to the Members in kind in a manner otherwise in accordance with the distribution procedure of Section 11.5(a).

11.6    Application to Assignees. For purposes of this Article 11, “Member” shall be understood to mean each Member and each Assignee (and/or any successor, executor, administrator, trustee or receiver, as applicable).

ARTICLE 12

MISCELLANEOUS

12.1    Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.

12.2    Submission to Jurisdiction; Venue; Waiver. Unless the Board otherwise agrees in writing, any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over it. To the fullest extent permitted by applicable law, any legal action or proceeding with respect to this Agreement by any Member seeking any relief whatsoever against the Company or any other Member shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and not in any other court in the United States of America, or any court in any other country. Each Member hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives its rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Member, to the fullest extent permitted by applicable law, irrevocably consents to service of process in connection with any matter arising under this Agreement by first class mail, certified postage prepaid, in accordance with the provisions of Section 12.8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

12.3    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.3.

12.4    No Expansion of Duties. To the maximum extent permissible under applicable law, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to any Preferred Members or their Affiliates (including, any representative or Affiliate of any Preferred Member serving on the Board, but excluding any person who is an employee or officer of the Company or any of its Subsidiaries) (collectively, the “Preferred Parties”), unless such business opportunity is presented to, or otherwise comes into the possession of, a Preferred Party in such Preferred Party’s capacity as a member of the Board. Without limiting the foregoing renunciation, the Company (a) acknowledges that certain of the Preferred Parties are in the business of making investments in, and/or have or may have investments in, other businesses similar to and that may compete with the businesses of the Company (“Competing Businesses”) and (b) agrees that the Preferred Parties have and shall continue to have the unfettered right to make investments in other Competing Businesses notwithstanding their investments in the Company.

12.5    Equitable Remedies; Failure to Pursue Remedies. The parties hereto agree that irreparable harm may occur in the event that any of the agreements and provisions in this Agreement, specifically including Article 7 hereof, were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages may be an inadequate remedy for breach hereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the Company and the other parties hereto and to enforce specifically such terms and provisions of this Agreement against the Company and other parties hereto, as applicable, in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the parties are entitled to hereunder and at law or in equity.

12.6    Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

12.7    Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns and all other Persons hereafter holding, having or receiving an Membership Interest, whether as Assignees, Substitute Members, Members or otherwise.

12.8    Notices.

(a)    All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by electronic mail or facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), generally recognized receipted overnight courier (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

10835 Road to The Cure

Suite 205

San Diego, CA 92121

Email: ####@##########.com

Attention:    President and Chief Executive Officer

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Email: ##############@##.com

Telephone: ###-###-####

Facsimile: ###-###-####

Attention:    Cheston Larson, Esq.

(b)    If to any Member, at its address set forth on its signature page hereto.

(c)    Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by electronic mail or facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Pacific Time and, if sent after 5:00 p.m. U.S. Pacific Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the courier if sent by generally recognized receipted overnight courier; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

12.9    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12.10    Certain Rules of Construction. To the fullest extent permitted by law, the parties hereto agree that this Agreement has been negotiated and as a result of such negotiation, any ambiguities shall be resolved without reference to which party may have drafted this Agreement. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with then-applicable United States generally accepted accounting principles; (c) “or” is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) the words “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (g) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (h) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (i) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) references to “$” or “dollars” shall mean United States dollars; (k) unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein;

and (l) all references to any Member shall mean and include such Member and any Person duly admitted as a member in the Company in substitution therefor in accordance with this Agreement, unless the context otherwise requires.

12.11    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and signature pages may be delivered by facsimile, electronic mail, portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

12.12    Article and Section Headings and References. The Article and Section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular Article, Section, paragraph, subparagraph or clause shall refer to an Article, Section, paragraph, subparagraph or clause of this Agreement, unless specified otherwise.

12.13    Integration; Entire Agreement. This Agreement, the other Governing Documents, each Award Agreement, the Merger Agreement and the Preferred Unit Purchase Agreements, constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, relating to such subject matter.

12.14    Amendments.

(a)    Except as otherwise specified herein (including pursuant to the requirements in Section 6.4(c), Section 6.4(d), Section 6.4(e) and Section 6.4(f) as applicable), this Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by: (a) the Company; (b) a Preferred Majority; and (c) Members holding a majority of all then issued and outstanding Voting Units (assuming conversion to Class A Common Units of all outstanding Preferred Units).

(b)    Notwithstanding the provisions of Section 12.14(a):

(i)    this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Preferred Member or Common Member without the written consent of such Preferred Member or Common Member unless such amendment, termination or waiver applies to all Preferred Members or Common Members, as the case may be, in the same fashion, provided that, the rights set forth in Article 10 are contractual in nature and may not be revised as applied to prior actions of a Covered Person by a subsequent amendment of this Agreement without such Covered Person’s prior written approval; provided, further, that increasing or decreasing the number of authorized Common Units or issuing additional Common Units shall not require the separate approval or consent of Common Members;

(ii)    no modification of or amendment to this Agreement shall be made that will modify or amend Section 3.3, Section 3.5 or Section 3.6, in each case, without the written consent of each 10% Member and Viking and Matrix;

(iii)    no modification of or amendment to this Agreement shall be made that will modify or amend Section 3.4 without the written consent of each 10% Member and Surveyor, Redmile, Viking and Matrix;

(iv)    no modification of or amendment to this Agreement shall be made that will modify or amend clause (iii) of Section 9.2(b) or the definitions of “Series C Requisite Majority” without the written consent of Surveyor, Farallon and Redmile;

(v)    no modification of or amendment to this Agreement shall be made that shall alter, amend or remove any requirement that an action of the Board include the approval of at least a Preferred Director Majority without the prior written consent of the Members holding a majority of the Series B Preferred Units and a majority of the Series C Preferred Units then outstanding, each voting as a separate class on an as converted to Common Units basis; and

(vi)    any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

(c)    Notwithstanding the provisions of Section 12.14(a) and Section 12.14(b), the Board may, without the consent of any Member:

(i)    enter into agreements and amend this Agreement as may be required to implement Transfers of interests of Members or Assignees or the admission of any Substitute Member or Additional Member in accordance with the terms of this Agreement;

(ii)    amend this Agreement in such manner as the Board deems necessary to comply with or satisfy the requirements of any applicable law, directive, order, regulation, ruling or opinion of any court, the SEC, the U.S. Internal Revenue Service, or any other U.S. federal or state or non-U.S. governmental agency, so long as (1) either (A) such amendment does not materially and adversely affect the interests of any Member or Assignee or (B) each such materially and adversely affected Member or Assignee, as applicable, has consented to such amendment and (2) Surveyor has consented to any such amendment that may adversely affect the tax position of Surveyor, its Affiliates or their respective direct and indirect equity holders (including, without limitation, any amendment to Section 3.4);

(iii)    amend this Agreement to cure any mistake or ambiguity or correct or supplement any provision hereof that may be incomplete or inconsistent with any other provision hereof, so long as (A) either (1) such amendment does not materially and adversely affect the interests of any Member or Assignee or (2) each such materially and adversely affected Member or Assignee, as applicable, has consented to such amendment and (B) either (1) such amendment does not adversely affect the interests of any “Major Investor” (as defined in the Investors’ Rights Agreement) or (2) each such adversely affected “Major Investor” (as defined in the Investors’ Rights Agreement) has consented to such amendment; and

(iv)    amend this Agreement to take such actions as may be necessary to ensure the Company will be treated as a partnership for federal income tax purposes.

(d)    The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 12.14 shall be binding on each Member and Assignee and all of such Member’s and Assignees successors and permitted assigns, whether or not any such Member, Assignee, successor or assignee entered into or approved such amendment, termination or waiver.

12.15    Aggregation of Units. All Units held or acquired by Affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

12.16    Member Representations and Warranties . Each Member (solely on behalf of itself and not with respect to any other Member) hereby represents, warrants, covenants and acknowledges as follows as of each date such Member receives any Unit, it being understood for purposes of this Section 12.16 that the term “Member” shall refer also to Assignees as applicable:

(a)    Generally.

(i)    Status. If such Member is an entity, such Member is duly incorporated, organized or formed, validly existing and in good standing under the laws of its state or country of incorporation, organization or formation (as the case may be). Such Member has the requisite power and authority to own its property and to carry on its business as now conducted, to the extent material to its rights and obligations under this Agreement.

(ii)    Authority. Such Member, and the Person executing and delivering this Agreement on behalf of such Member, has the requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder in accordance with the terms and provisions hereof. If such Member is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, corporate or otherwise, on the part of such Member. This Agreement has been duly executed and delivered by such Member and constitutes the legally valid and binding obligation of such Member, enforceable against it in accordance with its terms, except as enforceability may be affected by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by United States federal or state securities laws.

(iii)    No Breach or Default. The execution, delivery and performance by such Member of this Agreement and the transactions contemplated hereby will not constitute a breach of any term or provision of, or a default under (i) any outstanding indenture, mortgage, loan agreement or other similar contract or agreement to which such Member or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound; (ii) if such Member is an entity, its certificate or articles of incorporation or bylaws or other governing documents; (iii) any applicable law, rule or regulation; or (iv) any order, writ, judgment or decree applicable to it, except (in case of each of the foregoing clauses (i), (iii) and (iv)) as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on such Member, the Company or the transactions contemplated hereby.

(iv)    Consents and Approvals. All material consents, licenses, approvals and authorizations, if any, and all material filings and registrations, required from any governmental body, authority, bureau or agency for or on the part of such Member or any of its Affiliates in connection with its execution and delivery of this Agreement and its contributions to the capital of the Company have been obtained on or prior to the Effective Date or such later date as such Member was admitted to the Company.

(b)    Investment Representations.

(i)    Such Member is acquiring its Membership Interest for its own account and not for the account of any other Person. Such Member is acquiring its Membership Interest solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. Such Member understands that the sale and issuance of the Membership Interests has not been registered under the Securities Act, applicable state securities laws or the securities or similar laws of any other jurisdiction whatsoever, and, therefore, the Membership Interests cannot be sold, resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available. Such Member understands that dispositions of its Membership Interest can be made only (i) as explicitly permitted or contemplated under the terms of this Agreement and (ii) in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder and all applicable state securities and “blue sky” laws; and such Member understands that, except as specifically provided in the Investor Rights Agreement, the Company is under no obligation to register the offer or sale of any Membership Interests in any jurisdiction whatsoever or to assist Members in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever. By executing this Agreement, such Member further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units. Such Member has not been formed for the specific purpose of acquiring any of the Units.

(ii)    Such Member understands that it may bear the economic risk of an investment in an Membership Interest for an indefinite period of time, and such Member’s financial situation is such that it can afford to bear the economic risk of holding its Membership Interest for an indefinite period of time and suffer a complete loss of its investment in the Company.

(iii)    Such Member further acknowledges that there are substantial risks in making an investment in the Company (including loss of the entire amount of such investment), that such Member is capable of evaluating the merits and risks of the investment in the Company and such Member has evaluated such risks and determined that the Membership Interest is a suitable investment for such Member. Such Member has such knowledge and experience in business, financial and tax matters, including experience in investing in non-listed and non-registered securities, and is a sophisticated investor capable of utilizing the information made available to it in connection with its investment in the Membership Interest to evaluate the merits and risks of its investment in the Company, to make an informed investment decision with respect thereto and to protect its interests in connection with such investment.

(iv)    Such Member has had the opportunity to ask questions of, and has received satisfactory answers from, appropriate representatives of the Company with respect to the terms and conditions of the transactions contemplated hereby, with respect to the business, affairs, financial conditions, and results of operations of the Company and with respect to any other matters pertaining to this investment. Such Member has had access to such financial and other information as it deemed necessary or appropriate in order for it to make a fully-informed decision as to the transactions contemplated by this Agreement and its Membership Interest, and such Member has had the opportunity to obtain any additional information which it deemed necessary or appropriate to verify any such information to which the Member has had access.

(v)    Such Member and its legal, tax, accounting and financial advisers have been provided an opportunity to ask questions of and receive information from a Person or Persons acting on behalf of the Company (including the Board) concerning the investment in the Company, the Company assets, the Company and such other matters as such Member and any of its advisors have deemed necessary or desirable. All such questions have been answered to the full satisfaction of such Member and any such advisors, and such Member has received all such information requested, but such Member has in all events relied upon its own due diligence in evaluating this Agreement, the Membership Interests and the Company assets.

(vi)    Such Member understands that no public market now exists for the Membership Interests, and that the Company has made no assurances that a public market will ever exist for the Membership Interests.

(vii)    Such Member has consulted and been advised by its own legal counsel and tax advisor in connection with, and acknowledges that, except as expressly provided in the applicable Preferred Unit Purchase Agreement(s) and the Governing Documents, no representations as to potential profit, tax consequences of any sort (including the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transactions provided for herein, making Capital Contributions, being admitted to the Company, receiving or not receiving distributions from the Company, or being allocated Profits and Losses), cash flows or funds from operations have been made by the Company, any Member or any Affiliate of any Member or any employee or representative thereof, and that projections and any other financial information and documentation that may have been in any manner submitted to such Member from any source shall not constitute any representation or warranty of any kind or nature, express or implied and such Member is not relying on any representations or warranties of any other Person in connection therewith, including the Company or any other Member.

(viii)    Unless otherwise indicated by such Member to the Company in writing prior to the date of such Member’s admission to the Company, such Member, or each beneficial owner (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”)) of such Member, (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D and (ii) if an entity, has not been formed for the specific purpose of acquiring the Membership Interest unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501 of Regulation D.

(ix)    Each Member hereby represents and warrants that the information it has provided in Exhibit B is true, accurate and complete. Each Member agrees to be bound by the terms of Exhibit B. Each Member further represents, warrants and agrees that it will promptly inform the Company in writing if at any time after the Effective Date any of the representations in Exhibit B are no longer true, accurate and complete with respect to such Member. Each Member represents and warrants that the information in Exhibit B remains true, accurate and complete until such date as such Member has otherwise notified the Board in writing in accordance with the foregoing. In the event that a Member becomes subject to any of the events listed in Exhibit B at any date after the Effective Date through the dissolution of the Company: (i) such Member shall have no further consent or approval rights hereunder, and the Board is hereby authorized on behalf of the Member to take such action as the Board deems necessary or appropriate to give effect to the same; and (ii) the Member acknowledges that if the Board determines that for any reason the foregoing is not sufficient to avoid any adverse impacts under Rule 506(d) or 506(e) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended, the Board may redeem such Member’s Membership Interest at cost.

(c)    Other.

(i)    Such Member has not incurred any obligation to a broker or finder for payment of any commission or fee in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including its admission as a Member, for which the Company or any other Member may become liable.

(ii)    Without in any way limiting the foregoing, such Member acknowledges and agrees that:

A.    Except as expressly set forth in this Agreement or in any Award Agreement, neither the Company, any Member nor any Affiliate of any Member nor any employee or other representative of the foregoing has at any time made any warranties or representations of any kind or character, express or implied, with respect to the Company or the Company assets, including any warranties or representations as to merchantability or fitness for a particular purpose; and

B.    All materials, data and information delivered to any Member by any Person relating to the Company assets have been provided to such Member as a convenience only and any reliance on or use of such materials, data or information by such Member shall be at the sole risk of such Member.

(d)    Survival.     Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 12.16 shall survive the expiration or sooner termination of this Agreement.

12.17    Counsel. EACH MEMBER AND ASSIGNEE ACKNOWLEDGES THAT LATHAM & WATKINS LLP HAS REPRESENTED SOLELY THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THAT LATHAM & WATKINS LLP DOES NOT REPRESENT ANY MEMBER OR ASSIGNEE IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER OR ASSIGNEE AND LATHAM & WATKINS LLP (AND THEN ONLY TO THE EXTENT SPECIFICALLY SET FORTH IN SUCH AGREEMENT). EACH MEMBER AND ASSIGNEE AGREES THAT IN ABSENCE OF ANY SUCH AGREEMENT LATHAM & WATKINS LLP SHALL OWE NO DUTIES TO ANY MEMBER OR ASSIGNEE. EACH MEMBER AND ASSIGNEE FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT LATHAM & WATKINS LLP HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER OR ASSIGNEE WITH RESPECT TO OTHER MATTERS, LATHAM & WATKINS LLP HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER, AS SUCH, IN THE PREPARATION OR NEGOTIATION OF THIS AGREEMENT AND WILL NOT REPRESENT THE INTERESTS OF ANY MEMBER OR ASSIGNEE IN CONNECTION WITH ANY MATTER HEREAFTER ARISING UNDER THIS AGREEMENT. EACH MEMBER AND ASSIGNEE HEREBY EMPOWERS THE BOARD TO WAIVE, ON BEHALF OF THE COMPANY, ANY CONFLICT TO WHICH ANY COUNSEL MAY REQUEST CONSENT (INCLUDING THE WAIVER OF ANY CONFLICT NECESSARY OR DESIRABLE TO PERMIT THE SAME COUNSEL TO REPRESENT THE DIRECTORS AND/OR THE COMPANY IN CONNECTION WITH THIS AGREEMENT ON AN ONGOING BASIS WHILE ALSO REPRESENTING THE COMPANY ON OTHER MATTERS). IF LATHAM & WATKINS LLP CURRENTLY REPRESENTS ANY MEMBER OR ASSIGNEE WITH RESPECT TO OTHER MATTERS, SUCH MEMBER OR ASSIGNEE HEREBY WAIVES ANY CONFLICT OF INTEREST IN CONNECTION THEREWITH. EACH MEMBER AND ASSIGNEE ACKNOWLEDGES THAT LATHAM & WATKINS LLP DOES NOT INVESTIGATE OR VERIFY THE ACCURACY AND COMPLETENESS OF ANY INFORMATION SET FORTH IN ANY DISCLOSURES CONCERNING THE COMPANY, THE DIRECTORS, THEIR RESPECTIVE AFFILIATES OR THEIR RESPECTIVE PERSONNEL. EACH MEMBER AND ASSIGNEE ACKNOWLEDGES AND GIVES ITS CONSENT THAT LATHAM & WATKINS LLP IS UNDER NO OBLIGATION TO SHARE WITH ANY MEMBER ANY CONFIDENTIAL INFORMATION LATHAM & WATKINS LLP OBTAINS FROM THE COMPANY, THE DIRECTORS, THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON, EVEN IF MATERIAL TO A MEMBER (OR ASSIGNEE) OR ITS MEMBERSHIP INTEREST. EACH MEMBER AND ASSIGNEE FURTHER ACKNOWLEDGES AND GIVES ITS CONSENT THAT IN THE EVENT OF ANY DISPUTE OR LITIGATION, LATHAM & WATKINS LLP MAY CONTINUE TO REPRESENT SOLELY THE COMPANY, THE DIRECTORS, THEIR RESPECTIVE AFFILIATES AND/OR ANY COMBINATION THEREOF, AS LATHAM & WATKINS LLP AND THE COMPANY (OR THE DIRECTORS ON THE COMPANY’S BEHALF) OR THE DIRECTORS, AS APPLICABLE, MAY AGREE.

12.18    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement. Each Member hereby undertakes to take any action necessary or convenient to implement any matter approved in accordance with this Agreement, including any documents that the Board reasonably determines to be necessary or appropriate to form, qualify or continue the Company as a limited liability company in all jurisdictions in which the Company conducts or plans to conduct its activities and all such agreements, certificates, tax statements and other documents as may be required to be filed by or on behalf of the Company.

12.19    Confidentiality. Each party hereto agrees that such party will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the provisions of this Agreement or the other Governing Documents and any confidential information obtained from the Company pursuant to the terms of this Agreement or the other Governing Documents (collectively, “Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 12.19 by such party), (b) is or has been independently developed or conceived by such party without use of Confidential Information, or (c) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a party may disclose Confidential Information (including, if applicable, any information received from such party’s appointed observer on the Board) (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, in each case, if such person is bound by an ethical duty to keep such information confidential or such person agrees to be bound by the provisions of this Section 12.19; (ii) to any prospective purchaser of any Registrable Securities (as defined in the Investor Rights Agreement) from such party, if such prospective purchaser agrees to be bound by the provisions of this Section 12.19; (iii) to any current or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such party in the ordinary course of business, provided that such party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at (initially, or at any point during such examination or similar process), in part or in whole, the Company or the confidential information obtained from the Company pursuant to the terms of this Agreement or the other Governing Documents, including, without limitation, quarterly or annual reports, or (v) as may otherwise be required by law or requested or required by any judicial, regulatory, law enforcement, or governmental authority, provided that, in each case (except for in the case of clause (iv)), such party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, provided, however, that no such notice shall be required if (x) such notice is not legally permissible or (y) any judicial, regulatory, law enforcement or governmental authority requests that such notice not be given. The provisions of this Section 12.19 shall survive: (A) a Member’s ceasing to be a member of the Company for any reason, and (B) the termination of the Company. Notwithstanding the foregoing, nothing contained herein shall prohibit any Person from reporting possible violations of federal law or regulation to any governmental agency or entity including the U.S. Department of Justice, the SEC, the U.S. Congress, and any U.S. Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Further, each party that is an employee of, or other service provider to, the Company, the Board or any of their respective Affiliates (such Person, an “Applicable Entity”) hereby acknowledges that the Company and the Applicable Entity(ies) have provided such party with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (x) such party shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (y) such party shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (z) if such party files a lawsuit for retaliation by the Company or the Applicable Entity(ies) for reporting a suspected violation of law, such party may disclose the Confidential Information to his or her attorney and use the Confidential Information in the court proceeding, if such party files any document containing the Confidential Information under seal, and does not disclose the Confidential Information, except pursuant to court order.

12.20    No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Company or any creditor of any Member, except with respect to any creditor that is a Member, acting solely in its capacity as (and solely to the extent of its interest as) a Member. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, solely in respect of Article 10, the Covered Persons.

12.21    Survival. Notwithstanding anything to the contrary contained herein, the provisions of Section 10.3 (Indemnification), Section 12.1 (Governing Law), Section 12.2 (Submission to Jurisdiction; Venue; Waiver), Section 12.3 (Waiver of Jury Trial), Section 12.4 (No Expansion of Duties), Section 12.8 (Notices), Section 12.17 (Counsel), Section 12.18 (Further Assurances), Section 12.19 (Confidentiality), Section 12.23 (Attorneys’ Fees), Exhibit A (Definitions), and any other provision herein necessary for the effectiveness of the foregoing sections, shall survive any (a) amendment or termination of this Agreement, (b) any Transfer by a Member or Assignee, and (c) the dissolution or termination of the Company.

12.22    Attorney-in-Fact. Each Member irrevocably constitutes and appoints the Directors, and each of them individually, with full power of substitution and resubstitution, as its true and lawful attorney-in-fact and agent with full power and authority in its name, place and stead to execute, acknowledge, verify, deliver, swear to, file and record at the appropriate public offices all amendments to this Agreement adopted in accordance with the terms hereof, and all other instruments that the Board deems necessary to reflect or give effect to such amendments. The appointment by all Members of the Directors, and each of them individually, as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Directors, and each of them individually, to act as contemplated by this Agreement in any filing and other action by the Directors, or any of them individually, on behalf of the Company, shall survive the incapacity of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Membership Interest of such Person in the Company, and shall not be affected by the subsequent incapacity of such Person; provided that in the event of the assignment by a Member of all of its Membership Interest in the Company, the foregoing power of attorney of an assignor Member shall survive such assignment; and provided further that if such assignee is admitted as a Substitute Member pursuant to this Agreement, the foregoing power of attorney shall survive with respect to the transferring Member only to the extent of, and for the purpose of, enabling the Directors, or any of them individually, to execute, acknowledge, swear to and file any instruments necessary to effect the substitution of the assignee as a Substitute Member. This power of attorney may be exercised by such attorney-in-fact for all Members (or any of them) by signature of the Directors, or any Director individually, acting as attorney-in-fact with or without listing all of the Members executing an instrument. Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by any holder of this power of attorney, is authorized, legal, valid and binding, without further inquiry. If required, each Member shall execute and deliver to the Board within 10 calendar days after the receipt of a request therefor, such further designations, powers of attorney or other instruments as the Board shall reasonably deem necessary for the purposes hereof.

12.23    Attorneys’ Fees. The prevailing party in any action, mediation or arbitration proceeding to enforce or interpret the provisions of this Agreement shall be entitled to the actual sum for attorneys’ fees, expert witness’ fees and consultant fees, including, without limitation, attorneys’ fees on appeal, whether or not the action or proceeding proceeds to judgment, and whether or not the successful party is designated plaintiff or defendant in the action or proceeding, together with all court, arbitration, deposition, and transcription costs. The prevailing party shall be determined by the court or arbitrator, as applicable, based upon an assessment as to which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s or arbitrator’s decision.

12.24    Set Off. Each Member and Assignee hereby authorizes the Board to set off and apply any and all amounts at any time otherwise distributable to such Member or Assignee under this Agreement against any amount due to the Company or its Affiliates under this Agreement.

12.25    Certain Approvals and Waivers. By its execution of this Agreement, each Member hereby: (a) approves, consents to and ratifies (including for purposes of any consents otherwise required under Section 6.4(c), Section 6.4(d), Section 6.4(e) or Section 6.4(f)): (i) each of the Governing Documents and the Preferred Unit Purchase Agreements and the transactions contemplated therein; and (ii) the execution by the Company, and by Anthony Y. Sun, M.D., as Director or President and Chief Executive Officer on behalf of the Company, each of the foregoing agreements, as applicable; and, (b) in its capacity (if any) as a prior stockholder of Zeno Inc., hereby waives all rights under Section 262 of the Delaware General Corporation Law and Sections 1300-1313 of the California Corporations Code, in connection with the Merger, to have such Member’s Zeno Inc. shares appraised by the Delaware Court of Chancery or the Superior Court of the State of California, as applicable, and to receive payment in cash of the “fair value” of the shares.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

ZENO PHARMA, LLC

By:	/s/ Anthony Sun, MD
Name:	Anthony Sun, MD
Title:	President & CEO

THE “MEMBERS” ARE SET FORTH ON THE COUNTERPART SIGNATURE PAGES KEPT ON FILE WITH THE COMPANY.

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

REDMILE BIOPHARMA INVESTMENTS II, L.P.

By: Redmile Biopharma Investments II (GP), LLC, its general partner

By:	/s/ Josh Garcia
Name:	Josh Garcia
Title:	Authorized Person

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

MATRIX CAPITAL MANAGEMENT MASTER FUND, LP

By:	/s/ David E. Goel
Name:	David E. Goel
Title:	Managing General Partner

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP

By: Viking Global Opportunities Portfolio GP LLC, its general partner

By:	/s/ Matthew Bloom
Name:	Matthew Bloom
Title:	Authorized Signatory

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

ZONE HEALTHCARE HOLDINGS, LLC

By: Farallon Capital Management, L.L.C., its Manager

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Managing Member

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By: Citadel Advisors, LLC, its portfolio manager

By:	/s/ Noah Goldberg
Name:	Noah Goldberg
Title:	Authorized Signatory

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE HEALTHCARE & LIFE SCIENCES FUND

By:	/s/ Erik Naviloff
Name:	Erik Naviloff
Title:	Officer

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	Chief Operating Officer

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

PHARMARON (HONG KONG) INVESTMENTS LIMITED

By:	/s/ Boliang Lou
Name:	Boliang Lou
Title:	Director

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

MAYO CLINIC

By:	/s/ Harry N. Hoffman
Name:	Harry N. Hoffman
Title:	Co-Chief Investment Officer

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

POSEIDON MEDICAL HK LIMITED

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

ALEXANDRIA VENTURE INVESTMENTS, LLC,
a Delaware limited Liability Company

By: ALEXANDRIA REAL ESTATE EQUITIES,
INC., a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	SVP - Venture Counsel

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

WEISBROD FAMILY OFFICE, LLC

By:	/s/ Stuart Weisbrod
Name:	Stuart Weisbrod
Title:	Managing Member

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

DAVID JOHNSON

/s/ DAVID JOHNSON

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

VP COMPANY INVESTMENTS 2016, LLC

By:	/s/ Peter Handrinos
Name:	Peter Handrinos
Title:	Member of Management Committee

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

VP COMPANY INVESTMENTS 2018, LLC

By:	/s/ Peter Handrinos
Name:	Peter Handrinos
Title:	Member of Management Committee

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

CHESTON J. LARSON

/s/ CHESTON J. LARSON

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

STEVEN T. CHINOWSKY

/s/ STEVEN T. CHINOWSKY

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

ZENO PHARMA HOLDINGS, LLC

By:	/s/ Kevin D. Bunker
Name: Kevin D. Bunker
Title: Chief Executive Officer

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

KEVIN D. BUNKER

/s/ Kevin D. Bunker

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

ESSEX GROUP INTERNATIONAL, LLC

By:	/s/ Anthony Y. Sun, M.D.

Name:	Anthony Y. Sun, M.D.
Title:	Manager

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

ANTHONY Y. SUN, M.D.

/s/ Anthony Y. Sun, M.D.

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

CAM GALLAGHER

/s/ CAM GALLAGHER

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

AHMED SAMATAR

/s/ Ahmed Samatar, Ph.D.

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

CHRISTOPHER DEAN CLARK

/s/ CHRISTOPHER DEAN CLARK

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

THE EMILY F. LIU TRUST

By:	/s/ Emily F. Liu

Name:	Emily F. Liu
Title:

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

JUSTIN LIU TRUST DATED JULY 29, 1998

By:	/s/ Justin Liu

Name:	Justin Liu
Title:	Trustee

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

MATTHEW SEIDLER REVOCABLE TRUST, MATTHEW SEIDLER TRUSTEE

By:	/s/ Matt Seidler

Name:	Matt Seidler
Title:	Trustee

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

ROBERT SEIDLER REVOCABLE TRUST, ROBERT SEIDLER TRUSTEE

By:	/s/ Robert Seidler Rem Trust

Name:	Robert Seidler Rem Trust
Title:	Trustee

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

FRANK YANG

/s/ FRANK YANG

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

KATHRYN BOXMEYER

/s/ Kathryn Boxmeyer

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:

DONALD MCDONNELL

/s/ Donald McDonnell

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Aditya Unni

/s/ Aditya Unni

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Brant Boren

/s/ Brant Boren

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Brian Kenney

/s/ Brian Kenney

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Bridgette Tullis

/s/ Bridgette Tullis

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Chad Hopkins

/s/ Chad Hopkins

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Chad Robins

/s/ Chad Robins

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Claire Summers

/s/ Claire Summers

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: David Balmforth

/s/ David Balmforth

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Denise Gibot

/s/ Denise Gibot

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Erika Taylor

/s/ Erika Taylor

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Greg Stevens

/s/ Greg Stevens

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Jiali Li

/s/ Jiali Li

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Jianhui Ma

/s/ Jianhui Ma

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Joanna Bone

/s/ Joanna Bone

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Joseph Pinchman

/s/ Joseph Pinchman

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER: Junhu Zhang

/s/ Junhu Zhang

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Kimberley Danzi Overs

/s/ Kimberley Danzi Overs

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Kyle Ohnemus

/s/ Kyle Ohnemus

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Larry Cheng

/s/ Larry Cheng

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Lawrence Cripe

/s/ Lawrence Cripe

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Liping Wang

/s/ Liping Wang

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Marianna Rabinovich

/s/ Marianna Rabinovich

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Matthew Suster

/s/ Matthew Suster

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Meenakshi Rao

/s/ Meenakshi Rao

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Mehmet Kahraman

/s/ Mehmet Kahraman

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Michael Rutgard

/s/ Michael Rutgard

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Monica Espindola

/s/ Monica Espindola

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Noah Ibrahim

/s/ Noah Ibrahim

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Orna Bornstein

/s/ Orna Bornstein

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Patrick Chun

/s/ Patrick Chun

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Peter Huang

/s/ Peter Huang

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Phuong Tran

/s/ Phuong Tran

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Rakesh Sit

/s/ Rakesh Sit

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Robert Winkler, MD

/s/ Robert Winkler, MD

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Sayee Hegde

/s/ Sayee Hegde

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Sobhana Babu

/s/ Sobhana Babu

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Sunny Abraham

/s/ Sunny Abraham

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Susan Tamura

/s/ Susan Tamura

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Takako Winchester

/s/ Takako Winchester

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Tiffany Hoang

/s/ Tiffany Hoang

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Vincent Vultaggio

/s/ Vincent Vultaggio

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ZENO PHARMA, LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC, to be duly executed as of the Effective Date.

MEMBER:
Waranush Jitpraphai

/s/ Waranush Jitpraphai

Member Address:

Signature Page to Second Amended and Restated Limited Liability Company Agreement of Zeno Pharma, LLC

Exhibit A

DEFINITIONS

“10% Member” has the meaning specified in Section 3.6.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as it may be amended or succeeded from time to time.

“Additional Common Units” has the meaning specified in Section 9.2(a)(iii).

“Additional Consideration” has the meaning specified in Section 5.3(c)(iii).

“Additional Member” has the meaning specified in Section 7.2.

“Adjusted Capital Account” means, with respect to the Capital Account of any Member as of the end of any Fiscal Period, the balance in such Member’s Capital Account after giving effect to the following adjustments, it being understood for purposes of this definition that the term “Member” shall refer also to Assignees as applicable:

(a) Each Member’s Capital Account shall be increased by the amount, if any, such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Each Member’s Capital Account shall be decreased by the amount of any of the items described in Treasury Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means the deficit balance in the Adjusted Capital Account of any Member or Assignee.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is under common control with, or is controlled by, such specified Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, registered investment company, investment fund or separate account now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. As used in this definition, “control,” including, its correlative meanings, “controlled by” and “under common control with,” shall mean possession of power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

Exhibit A-1

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms hereof.

“Applicable Entity” has the meaning specified in Section 12.19.

“Approved Sale” means a Sale of the Company (as defined in the Voting Agreement) approved in accordance with Section 3.2 of the Voting Agreement.

“Assignee” means any Person: (a) (i) to whom a Member (or Assignee thereof) Transfers all or any part of its Membership Interest in accordance with the terms of this Agreement or (ii) who is an estate of or successor in interest to a Member or Assignee that has died or ceased to exist and, (b) in each case, who has not been admitted to the Company as a Substitute Member pursuant to Section 7.5 of this Agreement.

“Audit” has the meaning specified in Section 5.7(b).

“Authorized Person” with respect to any Member means any of the following: (i) such Member’s spouse, child (natural or adopted) or any other direct lineal descendant of such Member (all of the foregoing collectively referred to as “family members”); or (ii) any trustee(s) of a trust for the benefit of such Member and/or such Member’s family members.

“Award Agreement” has the meaning specified in Section 4.1(b).

“Board” has the meaning specified in Section 2.1.

“Budget Act” means the U.S. Bipartisan Budget Act of 2015.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday in the State of California or any other day on which commercial banks in such state are authorized by law or government decree to close.

“Capital Account” means, with respect to any Member or Assignee, the account maintained for such Member or Assignee in accordance with the provisions of Section 4.4.

“Capital Contribution” means, with respect to any Member or Assignee, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 4.2.

“Capital Securities” means as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership or membership interests in such Person, including, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

Exhibit A-2

“Certificate of Formation” means the Certificate of Formation of the Company as originally filed with the Office of the Delaware Secretary on November 21, 2017, and as amended from time to time.

“Chairperson of the Board” has the meaning specified in Section 6.1(e).

“Change of Control” shall have the meaning set forth in Section 7.6(g).

“Class A Common Units” means Membership Interests in the Company having the economic rights set forth herein with respect to “Class A Common Units,” which shall be issued as capital interests.

“Class B Common Unit Plan” means with respect to one or more Class B Common Units, an incentive plan established by the Company or the Board on the Company’s behalf.

“Class B Common Units” means Membership Interests in the Company having the economic rights set forth herein with respect to “Class B Common Units,” which are issued as “profits interests” in accordance with Section 4.1(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” has the meaning set forth in Section 6.3.

“Common Equivalent Units” means a number of units equal to, (a) with respect to any Units or Convertible Securities that are convertible, exercisable, or exchangeable for Class A Common Units, the number of Class A Common Units for which they are convertible, exercisable, or exchangeable and (b) with respect to any other Units which become entitled to participate in distributions under Section 5.3(a)(iv), (i) if such Units participate pro rata with the Class A Common Units under Section 5.3(a)(iv), then such number of Units and (ii) if such Units participate at a rate different than the equivalent number of Class A Common Units, then the number of Class A Common Units that would be entitled to receive distribution under Section 5.3(a)(iv) in the same proportion as such Units.

“Common Member” means a Member holding Common Units.

“Common Units” means with respect to any Member or Assignee, collectively, the Class A Common Units, the Class B Common Units and such other units of interest in the Company hereafter created and issued and designated as Common Units by the Company or the Board on the Company’s behalf.

“Common Unit Economic Balance” means the Capital Account balance associated with a Class A Common Unit issued on the Series B Initial Closing Date that is not subject to vesting, plus the amount of any Member Minimum Gain or Minimum Gain allocated to such a Class A Common Unit, computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.3(d) hereof.

“Company” has the meaning specified in the Preamble.

Exhibit A-3

“Company Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.”

“Company Notice” shall have the meaning set forth in Section 7.6(c).

“Company Unit Sale” means the transfer or sale of Units by one or more Members to a Person or group of related Persons (other than to Affiliates of the transferring Member(s)) representing 50% or more of the Voting Units of the Company.

“Competing Businesses” has the meaning specified in Section 12.4.

“Confidential Information” has the meaning specified in Section 12.19.

“Conversion” has the meaning specified in Section 8.1.

“Conversion Date” has the meaning specified in Section 9.1(c).

“Conversion Price” means (a) with respect to the Series A Preferred Units, the Series A Conversion Price, (b) with respect to the Series B Preferred Units, the Series B Conversion Price and (c) with respect to the Series C Preferred Units, the Series C Conversion Price.

“Convertible Securities” has the meaning specified in Section 9.2(a)(ii).

“Covered Person” means (a) each current or former Director and each person serving or previously served as a director or manager of any Subsidiary of the Company, (b) the current or former Tax Matters Partner (as defined in Section 6231(a)(7) of the Code), (c) any officer of the Company or of any Subsidiary of the Company, or (d) any other employee or agent of the Company or of any Subsidiary of the Company that the Board has elected, in its discretion, to designate as a Covered Person pursuant to Section 10.3(i).

“Deemed Liquidation Event” means each of the following events unless a Preferred Super Approval elect otherwise:

(a)    a merger or consolidation in which (i) the Company is a constituent party or (ii) a Subsidiary of the Company is a constituent party and the Company issues Units pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary in which the Units of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock or membership interests that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or equity interests of (1) the surviving or resulting entity; or (2) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; or

(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, to a third-party by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more

Exhibit A-4

Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

“Delaware Secretary” means the Secretary of State of the State of Delaware.

“Depreciation” means, for each Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Director” has the meaning specified in Section 2.1.

“Economic Capital Account Balance” means, with respect to a holder of Initial Class B Common Units, its Capital Account balance, plus the amount of its share of any Member Minimum Gain or Minimum Gain, in either case to the extent attributable to its ownership of Initial Class B Common Units.

“Economic Interest” means a Person’s right to share in the Profits, Losses, or similar items of, and to receive distributions from, the Company, all of which will be reflected in such Person’s Capital Account, but does not include any other rights of a Member including any rights to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company. For the avoidance of doubt (and without limiting the generality of the foregoing): (a) an Assignee shall have an Economic Interest only, and no other interest in the Company; (b) no Economic Interest shall have any right or interest greater than that of the Membership Interest from which it derives; (c) an Economic Interest shall be subject to all of the obligations of, and restrictions applicable to, the Membership Interest (or portion thereof) from which it derives (including any Capital Contribution obligations); (d) an Economic Interest shall be diluted in the same manner as the Membership Interest from which it derives; and (e) all Economic Interests shall have Capital Accounts that shall be established and maintained in a manner consistent with this Agreement.

“Effective Date” has the meaning specified in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Exempted Securities” has the meaning specified in Section 9.2(a)(iii).

“Farallon” means Zone Healthcare Holdings, LLC, together with its successors and permitted assigns.

Exhibit A-5

“Fiscal Period” means a calendar year or any portion thereof for which the Company is required to make allocations pursuant to Article 5. For the avoidance of doubt, a Fiscal Period shall end on the date of an adjustment to the Gross Asset Value of the Company’s assets under clause (b) of the definition of Gross Asset Value.

“Fiscal Year” means a calendar year.

“Governing Documents” means, collectively, this Agreement, the Voting Agreement, the Investor Rights Agreement and the ROFR/Co-Sale Agreement.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows, it being understood for purposes of this definition that the term “Member” shall be understood to refer also to Assignees as applicable:

a)    the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Board;

b)    the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-l(b)(2)(ii)(g) other than a constructive termination of the Company pursuant to Section 708(b)(1)(B) of the Code; and (iv) the grant and issuance of Class B Common Units; provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) of this sentence shall be made only if the Board reasonably determines such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

c)    the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Member receiving such distribution and the Board;

d)    the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

“Imputed Underpayment” means any “imputed underpayment” (as determined under Section 6225 of the Code (as enacted by the Budget Act, or a corresponding provision of state or local law)) paid (or payable) by the Company as a result of an adjustment with respect to any Company item, including any interest, adjustment to tax or penalties with respect to any such adjustment.

Exhibit A-6

“Indemnified Losses” has the meaning specified in Section 10.3(a).

“Initial Board” has the meaning specified in Section 6.1(b).

“Initial Class B Common Unit” means any Class B Common Unit issued as of the Series B Initial Closing Date, as listed in the books and records of the Company.

“Initial Class B Common Unit Distribution Catch-Up Amount” has the meaning specified in Section 5.3(a)(v).

“Initial Consideration” has the meaning specified in Section 5.3(c).

“Investor Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of the Effective Date, by and among the Company and the Preferred Members party thereto, as amended and/or restated from time to time.

“IPO” means the Company’s first underwritten public offering of its securities under the Securities Act; it being acknowledged that such public offering may only occur after the conversion of the Company to a corporation as contemplated by Article 8.

“IPO Corporation” has the meaning specified in Section 9.9(a).

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Company assets under the definition of Gross Asset Value.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Company assets under the definition of Gross Asset Value.

“Liquidating Trustee(s)” has the meaning specified in Section 11.5(a).

“Mandatory Conversion Time” has the meaning specified in Section 9.9(a).

“Matrix” means Matrix Capital Management Master Fund, LP, together with its successors and permitted assigns.

“Mayo” has the meaning specified in Section 3.7.

“Measurement Class A Common Unit” means a Class A Common Unit that is outstanding on the Series B Initial Closing Date and which was 100% vested on the Series B Initial Closing Date.

“Member” means each of the Persons listed on the books and records of the Company as a Member, and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person’s capacity as a member of the Company.

Exhibit A-7

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to “partner minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i) for the phrase “partner nonrecourse deductions.”

“Membership Interests” means all legal and beneficial ownership interests in, and rights and duties as a Member of, the Company, including the right to share in Profits and Losses, the right to receive distributions of cash and other property from the Company, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from the Company.

“Merger” has the meaning specified in the Recitals.

“Merger Agreement” has the meaning specified in the Recitals.

“Merger Sub” has the meaning specified in the Recitals.

“NewCo” has the meaning specified in Section 8.1(a).

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Transfer” shall have the meaning set forth in Section 7.6(b).

“Offered Units” shall have the meaning set forth in Section 7.6(b).

“Offering Member” shall have the meaning set forth in Section 7.6(b).

“Officer” shall have the meaning set forth in Section 6.7(a).

“Option Period” shall have the meaning set forth in Section 7.6(c).

“Original Exercise Price” means, with respect to any Initial Class B Common Unit, the amount set forth opposite such Initial Class B Common Unit on the books and records of the Company.

Exhibit A-8

“Original Issue Price” means (a) with respect to the Series A Preferred Units, the Series A Original Issue Price, (b) with respect to the Series B Preferred Units, the Series B Original Issue Price and (c) with respect to the Series C Preferred Units, the Series C Original Issue Price

“Partnership Representative” has the meaning specified in Section 5.7(b).

“Per Unit Pro Rata Basis” means, in reference to certain Units or a class or classes of Units, divided among the included Units equally on a per Unit pro rata basis, treating for such purpose each Preferred Unit as having been converted into the number of Common Units into which such Preferred Units are then convertible (including for such purposes fractional Common Units).

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, governmental body or agency or other legal entity or organization.

“Personal Representative” means the successor or legal representative (including a guardian, executor, administrator or conservator) of a deceased or incompetent Covered Person.

“PFIC” has the meaning specified in Section 3.5(a).

“Preference Amount” means (a) with respect to Series A Preferred Units, the Series A Preference Amount, (b) with respect to the Series B Preferred Units, the Series B Preference Amount and (c) with respect to the Series C Preferred Units, the Series C Preference Amount.

“Preferred Director Majority” means a majority of the Series B Director(s) and Series C Director(s) then in office; provided that at any time that a total of two or less Series B Director(s) and Series C Director(s) are appointed to the Board, “Preferred Director Majority” means each Series B Director and each Series C Director then in office.

“Preferred Majority” means the Preferred Members holding a majority of the Preferred Units then outstanding, voting together as a single class on an as converted to Common Units basis.

“Preferred Member” means a Member holding Preferred Units.

“Preferred Parties” has the meaning specified in Section 12.4.

“Preferred Super Approval” means the written consent or approval of (a) the Preferred Members holding a majority of Series A Preferred Units then outstanding, (b) the Preferred Members holding a majority of Series B Preferred Units then outstanding, and (c) the Preferred Members holding a majority of Series C Preferred Units then outstanding, each voting as a separate class on an as converted to Common Units basis.

“Preferred Unit Purchase Agreements” means, collectively, the Series B Purchase Agreement and the Series C Purchase Agreement.

“Preferred Units” means, collectively, the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units.

Exhibit A-9

“Prior Agreement” has the meaning specified in the Recitals.

“Profits” and “Losses” means, for each Fiscal Period, an amount equal to the Company’s taxable income or loss for such Fiscal Period, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii) in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of “Gross Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the Company’s taxable income or loss, there shall be taken into account Depreciation for such Fiscal Period;

(v) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

(vi) any items which are specially allocated pursuant to the provisions relating to Regulatory Allocations herein shall not be taken into account in computing Profits and Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated as Regulatory Allocations shall be determined by applying rules analogous to those set forth in this definition of Profits and Losses.

“QEF Election” has the meaning specified in Section 3.5(c).

“Qualified IPO” has the meaning set forth in Section 9.9(a).

“Quorum” has the meaning specified in Section 6.2(b).

“Redmile” means Redmile Biopharma Investments II, L.P., together with its successors and permitted assigns.

“Regulation D” has the meaning specified in Section 12.16(b)(viii).

Exhibit A-10

“Regulatory Allocations” has the meaning specified in Section 5.1(c)(iii).

“Repurchased Stock” has the meaning specified in Section 7.7.

“Repurchased Units” has the meaning specified in Section 7.7.

“ROFR/Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date of this Agreement, by and among the Company and the Members party thereto, as amended and/or amended and restated from time to time.

“SEC” has the meaning set forth in Section 12.16(b)(i).

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute.

“Securities Laws” means the Securities Act, the Exchange Act and each and every other securities law of the United States and the states thereof, and all rules and regulations promulgated under all of such laws.

“Series” means the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units, individually by series or collectively, as the context requires.

“Series A Conversion Price” shall initially be equal to the Series A Original Issue Price, and such amount shall be subject to adjustment as provided in this Agreement. For the avoidance of doubt, no adjustments shall be made to the Series A Conversion Price in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

“Series A Original Issue Price” means $11.60.

“Series A Preference Amount” means $11.60 (as adjusted for Unit splits, combinations and other reclassifications of the Series A Preferred Units). For the avoidance of doubt, no adjustments shall be made to the Series A Preference Amount in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

“Series A Preferred Units” means Membership Interests in the Company having the economic rights set forth herein with respect to “Series A Preferred Units,” which shall be issued as capital interests.

“Series B Conversion Price” shall initially be equal to the Series B Original Issue Price, and such amount shall be subject to adjustment as provided in this Agreement. For the avoidance of doubt, no adjustments shall be made to the Series B Conversion Price in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

“Series B Director” has the meaning specified in the Voting Agreement.

“Series B Initial Closing Date” has the meaning specified in the Recitals.

Exhibit A-11

“Series B Original Issue Price” means $12.43.

“Series B Preference Amount” means $12.43 (as adjusted for Unit splits, combinations and other reclassifications of the Series B Preferred Units). For the avoidance of doubt, no adjustments shall be made to the Series B Preference Amount in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

“Series B Preferred Units” means Membership Interests in the Company having the economic rights set forth herein with respect to “Series B Preferred Units,” which shall be issued as capital interests.

“Series B Purchase Agreement” has the meaning specified in the Recitals.

“Series C Conversion Price” shall initially be equal to the Series C Original Issue Price, and such amount shall be subject to adjustment as provided in this Agreement. For the avoidance of doubt, no adjustments shall be made to the Series C Conversion Price in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

“Series C Director” has the meaning specified in the Voting Agreement.

“Series C Financing” has the meaning specified in the Recitals.

“Series C Original Issue Price” means $17.50.

“Series C Preference Amount” means $17.50 (as adjusted for Unit splits, combinations and other reclassifications of the Series C Preferred Units). For the avoidance of doubt, no adjustments shall be made to the Series C Preference Amount in connection with any distributions to the holders of Preferred Units pursuant to Section 5.3(a).

“Series C Preferred Units” means Membership Interests in the Company having the economic rights set forth herein with respect to “Series C Preferred Units,” which shall be issued as capital interests.

“Series C Purchase Agreement” has the meaning specified in the Recitals.

“Series C Requisite Majority” means the Preferred Members holding a majority of Series C Preferred Units then outstanding, which majority must include one or more of Surveyor, Farallon and Redmile.

“Subsidiary(ies)” means any Person controlled by the Company, either directly or through on or more subsidiaries, or the majority of the Capital Securities of which, directly, or indirectly through or one or more Persons, the Company owns or has the right to acquire. As used in this definition, “control,” including, its correlative meanings, “controlled by” and “under common control with,” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Capital Securities, by contract or otherwise).

Exhibit A-12

“Substitute Member” means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its Membership Interest, and (b) which has been admitted to the Company as a Substitute Member pursuant to Section 7.5 of this Agreement.

“Surveyor” means Citadel Multi-Strategy Equities Master Fund Ltd., together with its successors and permitted assigns.

“Tax Matters Partner” has the meaning specified in Section 5.7(a).

“Threshold Amount” has the meaning specified in Section 4.1(b)(iii).

“Transfer” shall refer to any sale, exchange, issuance, redemption, assignment, distribution or other transfer, disposition or alienation in any way (whether voluntarily, involuntarily or by operation of law) as to any interest as a Member or Assignee.

“Treasury Regulation” means and refers to a provision of the temporary or final regulations promulgated by the United States Department of the Treasury pursuant to the Code.

“Units” means, collectively, the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Class A Common Units, Class B Common Units, and any other class of Membership Interests of the Company created after the Effective Date.

“Unvested Common Units” means Common Units issued under any Award Agreement (or any other agreement subjecting such Units to vesting) that have not yet vested pursuant to the applicable Award Agreement (or any such other agreement).

“Unvested Units” means, collectively, (a) all Unvested Common Units and (b) all other Units that are subject to a Vesting Agreement which have not become vested on or prior to such date pursuant to such Vesting Agreement.

“Vested Units” means all outstanding Units that are not Unvested Units.

“Vesting Agreement” means a written agreement between the Company (or any Subsidiary, as the case may be) and a Member or Assignee (approved by the Board) that subject certain Units to vesting, under which the Unvested Units are subject to forfeiture or repurchase by the Company (or Subsidiary, if applicable) and the Vested Units may be subject to repurchase by the Company (or Subsidiary, if applicable) upon certain conditions. For purposes of clarity, Award Agreements are Vesting Agreements that cover Class B Common Units and certain Class A Common Units.

“Viking” means Viking Global Opportunities Illiquid Investments Sub-Master LP, together with its successors and permitted assigns.

“Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of the Effective Date, by and among the Company and the Preferred Members party thereto, as amended and/or restated from time to time.

Exhibit A-13

“Voting Units” means all Units (other than Class B Common Units that are Unvested Units) and, when calculating the number of Voting Units held or outstanding, assumes conversion into Class A Common Units for all Preferred Units (and for any other Units convertible into Class A Common Units outstanding).

“Zeno Inc.” has the meaning specified in the Recitals.

Exhibit A-14

Exhibit B

“BAD ACTOR” REPRESENTATIONS

Except as has been previously disclosed to the Company in writing, each Member hereby represents and warrants the following with respect to itself and any other person who, within the meaning of Rule 506(d) of Regulation D under the U.S. Securities Act of 1933, as amended, would be a “beneficial owner of 20% or more of the issuer’s outstanding voting equity securities” with respect to the Member’s interest in the Company:

1.1.1	It has not been convicted, within the past ten years, of any felony or misdemeanor:

(a)	in connection with the purchase or sale of any security;

(b)	involving the making of any false filing with the SEC; or

(c)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

1.1.2

It is not the subject of any order, judgment or decree of any court of competent jurisdiction, entered within the prior five years, that restrains or enjoins the Member from engaging or continuing to engage in any conduct or practice:

(a)	in connection with the purchase or sale of any security;

(b)	involving the making of any false filing with the SEC; or

(c)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

1.1.3

It is not the subject of a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that bars the Member from:

(a)	association with an entity regulated by such commission, authority, agency, or officer;

(b)	engaging in the business of securities, insurance or banking; or

(c)	engaging in savings association or credit union activities.

Exhibit B-1

1.1.4

It is not the subject of a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

1.1.5	It is not the subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 that:

(a)	suspends or revokes the Member’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(b)	places limitations on the Member’s activities, functions or operations of, or imposes civil money penalties on the Member; or

(c)	bars the Member from being associated with any entity or from participating in the offering of any penny stock.

1.1.6	It is not subject to any order of the SEC entered within the prior five years that orders the Member to cease and desist from committing or causing a violation or future violation of:

(a)	any scienter-based anti-fraud provision of the federal securities laws; or

(b)	Section 5 of the Securities Act of 1933.

1.1.7

It is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

1.1.8

It has not filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

1.1.9

It is not subject to a United States Postal Service false representation order entered within the prior five years and is not presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Exhibit B-2

1.1.10

It is not the subject of any ongoing proceeding, arbitration, action, indictment or charge that if resolved against the Member or such person could result in any statement in this Exhibit B being untrue.

Exhibit B-3